Exhibit 4.9

EXECUTION VERSION

 AGREEMENT BETWEEN NOTEHOLDERS

Dated as of May 14, 2026,

by and between

GOLDMAN SACHS BANK USA
(Initial Note A-1 Holder)

and

GOLDMAN SACHS BANK USA
(Initial Note A-2 Holder)

and

GOLDMAN SACHS BANK USA
(Initial Note A-3 Holder)

and

GOLDMAN SACHS BANK USA
(Initial Note A-4 Holder)

HP PLAZA

THIS AGREEMENT BETWEEN NOTEHOLDERS, dated as of May 14, 2026 by and between GOLDMAN SACHS BANK USA (together with its successors and assigns in interest, “GSBI”), a New York state-chartered bank (in its capacity as initial owner of Note A-1, the “Initial Note A-1 Holder”, and in its capacity as the initial agent, the “Initial Agent”), GSBI, a New York state-chartered bank (in its capacity as initial owner of Note A-2, the “Initial Note A-2 Holder”), GSBI, a New York state-chartered bank (in its capacity as initial owner of Note A-3, the “Initial Note A-3 Holder”) and GSBI, a New York state-chartered bank (in its capacity as initial owner of Note A-4, the “Initial Note A-4 Holder” and, together with the Initial Note A-1 Holder, the Initial Note A-2 Holder and the Initial Note A-3 Holder, the “Initial Noteholders”).

W I T N E S S E T H:

WHEREAS, pursuant to the Mortgage Loan Agreement (as defined herein), GSBI originated a certain loan (the “Mortgage Loan”) described on the schedule attached hereto as Exhibit A (the “Mortgage Loan Schedule”) to the mortgage loan borrower described on the Mortgage Loan Schedule (individually and collectively, as the context may require, the “Mortgage Loan Borrower”), which is evidenced by four promissory notes dated May 14, 2026 in the aggregate amount of $87,000,000 (as amended, modified or supplemented, each a “Note”) made by the Mortgage Loan Borrower in favor of the applicable Initial Noteholder having the designations, principal balances and Initial Noteholder as set forth in the chart below, and secured by a first mortgage (as amended, modified or supplemented, the “Mortgage”) on certain real properties located as described on the Mortgage Loan Schedule (the “Mortgaged Property”). Each Note shall be referred to herein by its “Note Designation” as set forth in the chart below.

Note Designation	Initial Noteholder	Original Principal Balance
Note A-1	GSBI	$47,000,000
Note A-2	GSBI	$20,000,000
Note A-3	GSBI	$10,000,000
Note A-4	GSBI	$10,000,000

WHEREAS, the parties hereto desire to enter into this Agreement to memorialize the terms under which they, and their successors and assigns, shall hold each Note;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto mutually agree as follows:

Section 1.                Definitions. References to a “Section,” the “preamble” or the “recitals” are, unless otherwise specified, to a Section or the recitals of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Servicing Agreement. Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise.

“Acceptable Insurance Default”  shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Advance Interest Amount” shall mean interest payable on Advances, as specified in the Servicing Agreement or Non-Lead Securitization Servicing Agreement, as applicable.

“Advances” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement or Non-Lead Securitization Servicing Agreement, as applicable (but for purposes hereof shall be limited to Advances in respect of the Mortgage Loan or the Mortgaged Property).

“Affiliate” shall mean with respect to any specified Person (i) any other Person Controlling or Controlled by or under common Control with such specified Person (each a “Common Control Party”), (ii) any other Person owning, directly or indirectly, ten percent (10%) or more of the beneficial interests in such Person or (iii) any other Person in which such Person or a Common Control Party owns, directly or indirectly, ten percent (10%) or more of the beneficial interests.

“Agent” shall mean the Initial Agent or such Person to whom the Initial Agent shall delegate its duties hereunder, and from and after the date of the First Securitization shall mean the Certificate Administrator, if any, and if there is no Certificate Administrator, shall mean the Trustee.

“Agent Office” shall mean the designated office of the Agent in the State of New York, which office at the date of this Agreement is located at Goldman Sachs Bank USA, 200 West Street, New York, New York 10282, Attention: Scott Epperson, and which is the address to which notices to and correspondence with the Agent should be directed. The Agent may change the address of its designated office by notice to the Noteholders.

“Agreement” shall mean this Agreement between Noteholders, the exhibits and schedule hereto and all amendments hereof and supplements hereto.

“Appraisal” shall have the meaning assigned to such term in the Servicing Agreement.

“Appraisal Reduction Amount” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Asset Representations Reviewer” shall mean the asset representations reviewer appointed pursuant to the Lead Securitization Servicing Agreement.

“Asset Review” shall mean any review of representations and warranties conducted by the Non-Lead Asset Representations Reviewer, as contemplated by Item 1101(m) of Regulation AB.

“Asset Status Report” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Balloon Payment” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

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“Bankruptcy Code” shall mean the United States Bankruptcy Code, as amended from time to time, any successor statute or rule promulgated thereto.

“Borrower Party” shall mean (i) a Mortgage Loan Borrower, manager of a Mortgaged Property or an Affiliate thereof, or (ii) a holder or beneficial owner of (or an Affiliate of any holder or beneficial owner of) a mezzanine loan, secured by a pledge of the direct (or indirect) equity interests in the borrower under that mortgage loan or loan combination, if such mezzanine loan either (a) has been accelerated or (b) is the subject of foreclosure proceedings against the equity collateral pledged to secure that mezzanine loan. Solely for the purposes of the definition of “Borrower Party”, the term “Affiliate” means, with respect to any specified person, (i) any other person controlling or controlled by or under common control with such specified person or (ii) any other person that owns, directly or indirectly, 25% or more of the beneficial interests in such specified person.

“Business Day” shall have the meaning assigned to such term in the Servicing Agreement or Non-Lead Securitization Servicing Agreement, as applicable.

“CDO Asset Manager” with respect to any Securitization Vehicle which is a CDO, shall mean the entity which is responsible for managing or administering the applicable Note as an underlying asset of such Securitization Vehicle or, if applicable, as an asset of any Intervening Trust Vehicle (including, without limitation, the right to exercise any consent and control rights available to the holder of the applicable Note).

“Certificate Administrator” shall mean the certificate administrator appointed pursuant to the Lead Securitization Servicing Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collection Account” shall mean the trust account or accounts (including any sub-accounts) created and maintained by the Servicer.

“Commission” means the U.S. Securities and Exchange Commission or any successor thereto.

“Companion Distribution Account” shall have the meaning assigned to such term or the term “Serviced Whole Loan Custodial Account” in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Conduit” shall have the meaning assigned to such term in Section 14(f).

“Conduit Credit Enhancer” shall have the meaning assigned to such term in Section 14(f).

“Conduit Inventory Loan” shall have the meaning assigned to such term in Section 14(f).

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“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise.

“Controlling Class Representative” shall mean the “Controlling Class Representative” as defined in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Controlling Noteholder” shall mean as of any date of determination the holder or holders of a majority of Note A-1; provided that, at any time Note A-1 is included in a Securitization, references to the “Controlling Noteholder” herein shall mean the holders of the majority of the class of securities issued in such Securitization designated as the “controlling class” (or such lesser amount as permitted under the terms of the related Servicing Agreement) or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Noteholder” hereunder, as and to the extent provided in the related Servicing Agreement; provided, further, if at any time 50% or more of Note A-1 (or class of securities issued in any Non-Lead Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Noteholder”) is held by a Borrower Party, then no person shall be entitled to exercise the rights of the Controlling Noteholder. If Note A-1 is included in a Securitization, the related Servicing Agreement may contain additional limitations on the rights of the designated party entitled to exercise the rights of the “Controlling Noteholder” hereunder if such designated party is the Mortgage Loan Borrower or if it has certain relationships with the Mortgage Loan Borrower.

“Custodian” shall have the meaning assigned to such term in the Servicing Agreement.

“Default Interest” shall mean with respect to any Note, interest on such Note at a rate per annum equal to interest accrued thereon at the Default Rate in excess of the Interest Rate applicable to such Note.

“Default Rate” shall mean, with respect to the Mortgage Loan, the “Default Rate” as defined in the Mortgage Loan Documents (or such other analogous term used in the Mortgage Loan Documents).

“Defaulted Mortgage Loan” shall have the meaning assigned to such term in the Servicing Agreement.

“Depositor” shall mean the Person selected by the Lead Securitization Noteholder to create the Securitization Trust.

“Event of Default” shall mean, with respect to the Mortgage Loan, an “Event of Default” as defined in the Mortgage Loan Documents (or such other analogous term used in the Mortgage Loan Documents).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

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“First Securitization” shall mean the earliest to occur of the Note A-1 Securitization, the Note A-2 Securitization, the Note A-3 Securitization and the Note A-4 Securitization.

“Fitch” shall mean Fitch Ratings, Inc., and its successors in interest.

“Indemnified Items” shall mean, collectively, any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of the Mortgage Loan and the Mortgaged Property (or, with respect to the Operating Advisor, incurred in connection with the provision of services for the Mortgage Loan) under the Servicing Agreement.

“Indemnified Parties” shall mean, collectively, (i) as and to the same extent the Lead Securitization Trust is required to indemnify each of the following parties in respect of other mortgage loans in the Lead Securitization Trust pursuant to the terms of the Servicing Agreement, each of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer and the Depositor (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the Servicing Agreement in respect of other mortgage loans) and (ii) the Lead Securitization Trust.

“Independent” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Initial Agent” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-1 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-2 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-3 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-4 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Noteholder” shall mean (i) with respect to Note A-1, the Initial Note A-1 Holder, (ii) with respect to Note A-2, the Initial Note A-2 Holder, (iii) with respect to Note A-3, the Initial Note A-3 Holder and (iv) with respect to Note A-4, the Initial Note A-4 Holder.

“Initial Noteholders” shall have the meaning assigned to such term in the preamble to this Agreement.

“Insolvency Proceeding” shall mean any proceeding under Title 11 of the United States Code (11 U.S.C. Sec. 101 et seq.) or any other insolvency, liquidation, reorganization or

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other similar proceeding concerning the Mortgage Loan Borrower, any action for the dissolution of the Mortgage Loan Borrower, any proceeding (judicial or otherwise) concerning the application of the assets of the Mortgage Loan Borrower for the benefit of its creditors, the appointment of or any proceeding seeking the appointment of a trustee, receiver or other similar custodian for all or any substantial part of the assets of the Mortgage Loan Borrower or any other action concerning the adjustment of the debts of the Mortgage Loan Borrower, the cessation of business by the Mortgage Loan Borrower, except following a sale, transfer or other disposition of all or substantially all of the assets of the Mortgage Loan Borrower in a transaction permitted under the Mortgage Loan Documents; provided, however, that following any such permitted transaction affecting the title to the Mortgaged Property, the Mortgage Loan Borrower for purposes of this Agreement shall be defined to mean the successor owner of the Mortgaged Property from time to time as may be permitted pursuant to the Mortgage Loan Documents; provided, further, however, that for the purposes of this definition, in the event that more than one entity comprises the Mortgage Loan Borrower, the term “Mortgage Loan Borrower” shall refer to any such entity.

“Insurance and Condemnation Proceeds” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Interest Rate” shall have the meaning assigned to such term in the Loan Agreement.

“Interested Person” shall mean the Depositor, a Non-Lead Depositor, the Master Servicer, the Non-Lead Master Servicer, the Special Servicer, the Non-Lead Special Servicer, the Non-Lead Trustee, the Mortgage Loan Borrower, any manager of any Mortgaged Property, any independent contractor engaged by any of the foregoing parties, the Operating Advisor, the Non-Lead Operating Advisor, the Controlling Noteholder, a Non-Controlling Noteholder, the Controlling Class Representative, any holder of a related mezzanine loan, or any known Affiliate of any such party described above.

“Intervening Trust Vehicle” with respect to any Securitization Vehicle that is a CDO, shall mean a trust vehicle or entity which holds the applicable Note as collateral securing (in whole or in part) any obligation or security held by such Securitization Vehicle as collateral for the CDO.

“KBRA” shall mean Kroll Bond Rating Agency, LLC, or its successor in interest.

“Lead Securitization” shall mean (a) if the First Securitization is also the Note A-1 Securitization, such First Securitization and (b) if the First Securitization is not also the Note A-1 Securitization, then (i) for the period from the closing date of the First Securitization until the Securitization of Note A-1, the First Securitization and (ii) on and after the Securitization of Note A-1, the Note A-1 Securitization.

“Lead Securitization Date” shall mean the closing date of the Lead Securitization.

“Lead Securitization Note” shall mean any Note included in the Lead Securitization.

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“Lead Securitization Noteholder” shall mean the holder of the Lead Securitization Note.

“Lead Securitization Servicing Agreement” shall mean, as of any date of determination, a pooling and servicing agreement, subject to Section 2 hereof, to be entered into in connection with the Lead Securitization, by and among (a) the Person who serves as Trustee from and after the Lead Securitization Date, (b) the Person who serves as Master Servicer from and after the Lead Securitization Date, (c) the Person which serves as Special Servicer from and after the Lead Securitization Date, (d) the Person who serves as Operating Advisor from and after the Lead Securitization Date and (e) the Depositor, and any other additional Persons that may be party to such pooling and servicing agreement; provided it is acknowledged that such agreement is subject in all respects to changes (i) required by the Code relating to the tax elections of the related Securitization Trust (ii) required by law or changes in any law, rule or regulation and (iii) requested by the Rating Agencies or any purchaser of subordinate certificates. The Servicing Standard in the Lead Securitization Servicing Agreement shall require, among other things, that each Servicer, in servicing the Mortgage Loan, must take into account the interests of each Noteholder.

“Lead Securitization Trust” shall mean the Securitization Trust created in connection with the Lead Securitization.

“Liquidation Fees” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Liquidation Proceeds” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Major Decisions” shall have the meaning given to such term or any one or more analogous terms in the Servicing Agreement; provided that at any time that a Note is not included in the Lead Securitization, “Major Decision” shall mean:

(i)                            any proposed or actual foreclosure upon or comparable conversion (which shall include acquisitions of any REO Property) of the ownership of the property or properties securing the Mortgage Loan if it comes into and continues in default;

(ii)                         any modification, consent to a modification or waiver of any monetary term (other than late fees and Default Interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of the Mortgage Loan Documents or any extension of the maturity date of the Mortgage Loan;

(iii)                      following a default or an event of default with respect to the Mortgage Loan Documents, any exercise of remedies, including the acceleration of the Mortgage Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan Documents;

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(iv)                     any sale of the Mortgage Loan (when it is a Defaulted Mortgage Loan) or REO Property for less than the applicable Purchase Price (as defined in the Servicing Agreement);

(v)                        any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address any Hazardous Materials (as defined in the Servicing Agreement) located at a Mortgaged Property or an REO Property;

(vi)                     any release of material collateral or any acceptance of substitute or additional collateral for the Mortgage Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan Documents and for which there is no lender discretion;

(vii)                  any waiver of or any determination not to enforce a “due-on-sale” or “due-on-encumbrance” clause with respect to the Mortgage Loan or any consent to such a waiver or any consent to a transfer of all or any portion of the Mortgaged Property or of any direct or indirect legal or beneficial interests in the Mortgage Loan Borrower;

(viii)               any incurrence of additional debt by the Mortgage Loan Borrower or any mezzanine financing by any direct or indirect beneficial owner of the Mortgage Loan Borrower (to the extent that the lender has consent rights pursuant to the related Mortgage Loan Documents);

(ix)                       any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the Mortgage Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto;

(x)                          any property management company changes, including, without limitation, approval of a new property manager or the termination of a manager and appointment of a new property manager or franchise changes, and any new management agreement or amendment, modification or termination of any management agreement (in each case, if the lender is required to consent or approve such changes under the Mortgage Loan Documents);

(xi)                        releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan Documents and for which there is no lender discretion;

(xii)                    any acceptance of an assumption agreement releasing a borrower, guarantor or other obligor from liability under the Mortgage Loan other than pursuant to the specific terms of such Mortgage Loan and for which there is no lender discretion;

(xiii)                 any determination of an Acceptable Insurance Default;

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(xiv)                any determination by the Master Servicer to transfer the Mortgage Loan to the Special Servicer under the circumstances where the Master Servicer determines, in its reasonable business judgment, exercised in accordance with the Servicing Standard, that a default consisting of a failure to make a payment of principal or interest is reasonably foreseeable or there is a significant risk of such default or any other default that is likely to impair the use or marketability of the Mortgaged Property or such other analogous event described in the definition of Servicing Transfer Event; or

(xv)                   any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and nondisturbance or attornment agreement in connection with any lease, at a Mortgaged Property if it would be a Major Lease (as defined in the Mortgage Loan Agreement).

“Master Servicer” shall mean the master servicer appointed pursuant to the Servicing Agreement.

“Moody’s” shall mean Moody’s Investors Service, Inc., and its successors in interest.

“Morningstar DBRS” shall mean DBRS, Inc., and its successors in interest.

“Mortgage” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Agreement” shall mean the Loan Agreement, dated as of May 14, 2026, between the Mortgage Loan Borrower, as borrower, and GSBI, as lender, as the same may be further amended, restated, supplemented or otherwise modified from time to time, subject to the terms hereof.

“Mortgage Loan Borrower” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Documents” shall mean, with respect to the Mortgage Loan, the Mortgage Loan Agreement, the Mortgage, the Notes and all other documents now or hereafter evidencing and securing the Mortgage Loan.

“Mortgage Loan Schedule” shall have the meaning given thereto in the recitals.

“Mortgaged Property” shall have the meaning assigned to such term in the recitals.

“Net Interest Rate” shall mean with respect to any Note, the Interest Rate for such Note minus the Servicing Fee Rate applicable to such Note.

“Non-Controlling Note” shall mean the interest of each Non-Controlling Noteholder in its Note.

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“Non-Controlling Noteholder” shall mean each Noteholder other than the Controlling Noteholder; provided that, if at any time 50% or more of a Non-Controlling Note (or class of securities issued in any Securitization that includes such Non-Controlling Note designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of such “Non-Controlling Noteholder”) is held by a Borrower Party, then no Person shall be entitled to exercise the rights of such Non-Controlling Noteholder with respect to such Non-Controlling Note.

“Non-Lead Asset Representations Reviewer” shall mean the party acting as “asset representations reviewer” (within the meaning of Item 1101(m) of Regulation AB) under a Non-Lead Securitization.

“Non-Lead Certificate Administrator” shall mean the “certificate administrator” or such other analogous term under a Non-Lead Securitization.

“Non-Lead Depositor” shall mean the “depositor” under a Non-Lead Securitization.

“Non-Lead Master Servicer” shall mean the applicable “master servicer” under a Non-Lead Securitization.

“Non-Lead Note” shall mean each Note other than the Lead Securitization Note.

“Non-Lead Noteholder” shall mean any Noteholder other than the Lead Securitization Noteholder.

“Non-Lead Operating Advisor” shall mean the “trust advisor”, “operating advisor” or such other analogous term under a Non-Lead Securitization.

“Non-Lead Securitization” shall mean any Securitization of any Note in a Securitization Trust other than the Lead Securitization.

“Non-Lead Securitization Note” shall mean any Note other than the Lead Securitization Note.

“Non-Lead Securitization Noteholder” shall mean each Noteholder of a Non-Lead Securitization Note, provided that at any time a Note that is not the Lead Securitization Note is included in a Securitization other than the Lead Securitization, references to the “Non-Lead Securitization Noteholder” herein shall mean the Non-Lead Securitization Subordinate Class Representative under the related Non-Lead Securitization Servicing Agreement, as and to the extent provided in the related Non-Lead Securitization Servicing Agreement and as to the identity of which the Lead Securitization Noteholder (and the Master Servicer and the Special Servicer) has been given written notice. The Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) shall not be required at any time to deal with more than one party exercising the rights of a “Non-Lead Securitization Noteholder” herein or under the Servicing Agreement and, to the extent that the related Non-Lead Securitization Servicing Agreement assigns such rights to more than one party, for purposes of this Agreement, the Non-Lead Securitization Servicing Agreement shall designate one party to deal with the Lead

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Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) and provide written notice of such designation to the Lead Securitization Noteholder (and the Master Servicer and the Special Servicer acting on its behalf) (such party, the “Non-Lead Securitization Noteholder Representative”); provided that, in the absence of such designation and notice, the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) shall be entitled to treat the last party as to which it has received written notice as having been designated as the Non-Lead Securitization Noteholder Representative with respect to such Non-Controlling Note for all purposes of this Agreement.

Prior to Securitization of any Non-Lead Securitization Note by the Non-Lead Securitization Noteholder (including any New Notes), all notices, reports, information or other deliverables required to be delivered to such Non-Lead Securitization Noteholder pursuant to this Agreement or the Servicing Agreement by the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) only need to be delivered to each Non-Lead Securitization Noteholder Representative and, when so delivered to each Non-Lead Securitization Noteholder Representative, the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) shall be deemed to have satisfied its delivery obligations with respect to such items hereunder or under the Servicing Agreement. Following Securitization of any Non-Lead Securitization Notes by the Non-Lead Securitization Noteholder, all notices, reports, information or other deliverables required to be delivered to such Non-Lead Securitization Noteholder pursuant to this Agreement or the Servicing Agreement by the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) shall be delivered to the related Non-Lead Master Servicer and the related Non-Lead Special Servicer (who then may forward such items to the party entitled to receive such items as and to the extent provided in the related Non-Lead Securitization Servicing Agreement) and, when so delivered to the related Non-Lead Master Servicer and the related Non-Lead Special Servicer, the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) shall be deemed to have satisfied its delivery obligations with respect to such items hereunder or under the Servicing Agreement.

“Non-Lead Securitization Noteholder Representative” shall have the meaning assigned to such term in the definition of “Non-Lead Securitization Noteholder”.

“Non-Lead Securitization Servicing Agreement” shall mean the servicing agreement for the related Non-Lead Securitization.

“Non-Lead Securitization Subordinate Class Representative” shall mean the holders of the majority of the class of securities issued in a Non-Lead Securitization designated as the “controlling class” pursuant to the related Non-Lead Securitization Servicing Agreement or their duly appointed representative; provided that if 50% or more of the class of securities issued in any Non-Lead Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Noteholder” is held by (or their duly appointed representative is) a Borrower Party, then no person shall be entitled to exercise the rights of the related Non-Lead Securitization Subordinate Class Representative.

“Non-Lead Securitization Trust” shall mean each Securitization Trust into which any Non-Lead Securitization Note is deposited.

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“Non-Lead Special Servicer” shall mean the “special servicer” under a Non-Lead Securitization.

“Non-Lead Trustee” shall mean the applicable “trustee” under a Non-Lead Securitization.

“Nonrecoverable Property Protection Advance” shall have the meaning assigned to the term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Note” shall have the meaning assigned to such term in the recitals.

“Note Pledgee” shall have the meaning assigned to such term in Section 14(e).

“Note Register” shall have the meaning assigned to such term in Section 16.

“Noteholder” shall mean with respect to any Note, the Initial Noteholder thereof, or any subsequent holder of such Note, together with its successors and assigns.

“Operating Advisor” shall mean the operating advisor appointed pursuant to the Lead Securitization Servicing Agreement.

“P&I Advance” shall mean an advance made by a party to a Servicing Agreement with respect to a delinquent monthly debt service payment on the Notes included in the related Securitization.

“Payment Date” shall have the meaning assigned to such term in the Mortgage Loan Documents (or such other analogous term used in the Mortgage Loan Documents).

“Penalty Charges” shall mean any amounts collected from the Borrower or with respect to the Mortgage Loan or the Mortgaged Property that represent default charges, penalty charges, late fees and/or default interest, but excluding any yield maintenance charge or prepayment premium.

“Percentage Interest” with respect to any Note shall mean a fraction, expressed as a percentage, the numerator of which is the Principal Balance of such Note and the denominator of which is the sum of the Principal Balances of all Notes.

“Periodic Payment” shall have the meaning assigned to such term or such analogous in the Servicing Agreement.

“Permitted Fund Manager” shall mean any Person that on the date of determination is (i) one of the entities on Exhibit C attached hereto and made a part hereof or any other a nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund or funds with committed capital of at least $500,000,000 and (iii) not subject to a proceeding relating to the bankruptcy, insolvency, reorganization or relief of debtors.

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“Person” shall have the meaning assigned to such term in the Servicing Agreement.

“Pledge” shall have the meaning assigned to such term in Section 14(e).

“Prepayment Premium” shall mean, with respect to the Mortgage Loan, any prepayment premium, spread maintenance premium, yield maintenance premium or similar fee required to be paid in connection with a prepayment of the Mortgage Loan pursuant to the Mortgage Loan Documents, including any exit fee.

“Principal Balance” with respect to any Note as of any date of determination shall mean the initial principal balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon or reductions in such amount pursuant to Section 3 or Section 4, as applicable.

“Pro Rata and Pari Passu Basis” shall mean with respect to the Notes and the Noteholders, the allocation of any particular payment, collection, cost, expense, liability or other amount among the Notes or the related Noteholders, as the case may be, without any priority of any Note or any such Noteholder over another Note or Noteholder, as the case may be, and in any event such that each Note or such Noteholder, as the case may be, is allocated its respective pro rata portion of such particular payment, collection, cost, expense, liability or other amount.

“Property Protection Advances” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement or Non-Lead Securitization Servicing Agreement, as applicable.

“Qualified Institutional Lender” shall mean each of the Initial Noteholders (and any Affiliates and subsidiaries of such entity) and any other Person that is:

(a)   an entity Controlled (as defined below) by, under common Control with or Controlling any Initial Noteholder, or

(b)   one or more of the following:

(i)                            a real estate investment bank, an insurance company, reinsurance trust, bank, savings and loan association, investment bank, trust company, commercial credit corporation, pension plan, pension fund, pension fund advisory firm, mutual fund, real estate investment trust, governmental entity or plan, or

(ii)                         an investment company, money management firm or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, or an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act, or

(iii)                      a Qualified Trustee (or in the case of a CDO, a single purpose bankruptcy remote entity which contemporaneously assigns or pledges its Note, or a participation interest therein (or any portion thereof) to a Qualified Trustee) in connection with (a) a securitization of, (b) the creation of collateralized debt obligations (“CDO”) secured by, or (c) a financing through an “owner trust” of, a Note (any of the foregoing, a “Securitization Vehicle”), provided that (1) one or

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more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by each of the Rating Agencies which assigned a rating to one or more classes of securities issued in connection with such securitization (it being understood that with respect to any Rating Agency that assigned such a rating to the securities issued by such Securitization Vehicle, a Rating Agency Confirmation will not be required in connection with a transfer of such Note to such Securitization Vehicle); (2) in the case of a Securitization Vehicle that is not a CDO, the special servicer of such Securitization Vehicle has a Required Special Servicer Rating or is otherwise acceptable to the Rating Agencies rating each Securitization (such entity, an “Approved Servicer”) and such Approved Servicer is required to service and administer such Note in accordance with servicing arrangements for the assets held by the Securitization Vehicle which require that such Approved Servicer act in accordance with a servicing standard notwithstanding any contrary direction or instruction from any other Person; or (3) in the case of a Securitization Vehicle that is a CDO, the CDO Asset Manager and, if applicable, each Intervening Trust Vehicle that is not administered and managed by a CDO Asset Manager which is a Qualified Institutional Lender, are each a Qualified Institutional Lender under clause (i), (ii), (iii), (iv) or (v) of this definition, or

(iv)                     an investment fund, limited liability company, limited partnership or general partnership having capital and/or capital commitments of at least $500,000,000, in which (A) the applicable Noteholder, (B) a person that is otherwise a Qualified Institutional Lender under clause (i), (ii) or (v) (with respect to an institution substantially similar to the entities referred to in clause (i) or (ii) above), or (C) a Permitted Fund Manager, acts as a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such investment vehicle and provided that at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Institutional Lenders (without regard to the capital surplus/equity and total asset requirements set forth below in the definition), or

(v)                        an entity substantially similar to any of the foregoing, or

(vi)                     a Person that is otherwise a Qualified Institutional Lender but is acting in an agency capacity for a syndicate of lenders where at least 51% of the lenders in such syndicate are otherwise Qualified Institutional Lenders under clauses (b)(i), (ii), (iv), (v) and (vi) above, or

(c)   any entity Controlled (as defined below) by any of the entities described in clause (b) above or approved by the Rating Agencies hereunder as a Qualified Institutional Lender for purposes of this Agreement, or as to which the Rating Agencies have stated they would not review such entity in connection with the subject transfer;

provided that, in the case of any entity referred to in clause (b)(i), (b)(ii), (b)(iii)(a), (b)(iv)(B) or (b)(v) of this definition, (x) such entity has at least $200,000,000 in capital/statutory surplus or shareholders’ equity (except with respect to a pension advisory firm, asset manager or

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similar fiduciary) and at least $600,000,000 in total assets (in name or under management), and (y) is regularly engaged in the business of making or owning commercial real estate loans (or interests therein) similar to the Mortgage Loan (or mezzanine loans with respect thereto) or owning junior CMBS securities or owning or operating commercial real estate properties; provided that, in the case of the entity described in clause (iv)(B) of this definition, the requirements of this clause (y) may be satisfied by a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such entity.

For purposes of this definition only, “Control” means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise (“Controlled” and “Controlling” have the meaning correlative thereto).

“Qualified Trustee” means (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is rated either of the then in effect top two rating categories of each of the applicable Rating Agencies.

“Rating Agencies” shall mean any of (a) S&P, (b) Moody’s, (c) Fitch, (d) Morningstar DBRS and (e) KBRA or, (f) if any of such entities shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency reasonably designated by the Depositor or Non-Lead Depositor to rate the securities issued in connection with the Securitization of any Note; provided, however, that, at any time during which any Note is an asset of one or more Securitizations, “Rating Agencies” or “Rating Agency” shall mean only those rating agencies that are engaged by the Depositor or Non-Lead Depositor, as applicable, from time to time to rate the securities issued in connection with the Securitization of such Note.

“Rating Agency Confirmation” shall mean, after a Securitization, the meaning given thereto or any analogous term in the Servicing Agreement including any deemed Rating Agency Confirmation.

“Redirection Notice” shall have the meaning assigned to such term in Section 14(e).

“Regulation AB” shall mean Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such rules may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time, in each case as effective from time to time as of the compliance dates specified therein.

“Relative Spread” with respect to any Note and any date of determination shall mean the ratio of the Interest Rate of such Note to the weighted average as of such date of

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determination (prior to taking into account any payments made on account of principal as of such date) of the Interest Rates on all the Notes based on their Principal Balances.

“REMIC” shall mean a real estate mortgage investment conduit within the meaning of Section 860D(a) of the Code.

“REMIC Provisions” shall mean provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of subchapter M of Chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“REO Property” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Required Special Servicer Rating” shall mean with respect to a special servicer (i) in the case of Fitch, a rating of “CSS3”, (ii) in the case of S&P, such special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer, (iii) in the case of Moody’s, such special servicer is acting as special servicer for one or more loans included in a commercial mortgage loan securitization that was rated by Moody’s within the twelve (12) month period prior to the date of determination, and Moody’s has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage loans, (iv) in the case of Morningstar DBRS, the replacement special servicer either (a) has a then-current special servicer ranking of at least “MOR CS3” by Morningstar DBRS (if ranked by Morningstar DBRS) or (b) is currently acting as a special servicer on a transaction-level basis on a commercial mortgage-backed securitization transaction currently rated by Morningstar DBRS that currently has securities outstanding and for which Morningstar DBRS has not cited servicing concerns of the replacement special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities rated by Morningstar DBRS in a commercial mortgage-backed securitization rated by Morningstar DBRS and serviced by the applicable replacement special servicer prior to the time of determination, and (v) in the case of KBRA, KBRA has not cited servicing concerns of such special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by such special servicer prior to the time of determination.

“Risk Retention Requirements” shall mean the credit risk retention requirements of Section 15G of the Exchange Act (15 U.S.C. §78o-11), as added by Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“Risk Retention Rules” shall mean the joint final rule that was promulgated to implement the Risk Retention Requirements (which such joint final rule has been codified, inter alia, at 17 C.F.R. § 246), as such rule may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance

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Corporation, the Federal Housing Finance Agency, the Commission and the Department of Housing and Urban Development in the adopting release (79 Fed. Reg. 77601 et seq.) or by the staff of any such agency, or as may be provided by any such agency or its staff from time to time, in each case, as effective from time to time as of the applicable compliance date specified therein.

“S&P” shall mean S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, and its successors in interest.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securitization” shall mean one or more sales by the holder of a Note of all or a portion of such Note to a depositor, who will in turn include such portion of such Note as part of a securitization of one or more mortgage loans.

“Securitization Trust” shall mean a trust formed pursuant to a Securitization pursuant to which any Note is held.

“Servicer” shall mean the Master Servicer or the Special Servicer, as the context may require.

“Servicing Agreement” shall mean the Lead Securitization Servicing Agreement or the Non-Lead Securitization Servicing Agreement, as applicable, together with any amendment, restatement, supplement, replacement or modification thereto entered into in accordance with the terms hereof or thereof.

“Servicing Fee Rate” shall be the per annum rate at which primary servicing fees are payable in respect of the Mortgage Loan as set forth in the Servicing Agreement. The Servicing Fee Rate shall not reflect any master servicing fees payable by any Noteholder.

“Servicing Standard” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Servicing Transfer Event” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Special Servicer” shall mean the special servicer appointed pursuant to the Servicing Agreement and this Agreement.

“Special Servicing Fees” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Specially Serviced Mortgage Loan” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Substitute Servicing Agreement” means a servicing agreement that contains servicing provisions which are the same as or more favorable to the Non-Lead Noteholders, in substance, to those in the Servicing Agreement (including, without limitation, all applicable provisions relating to delivery of information and reports necessary for any Non-Lead

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Securitization to comply with any applicable reporting requirements under the Exchange Act) and all references herein to the “Servicing Agreement” shall mean such subsequent servicing agreement; provided, however, that if a Non-Lead Securitization Note is in a Securitization, then a Rating Agency Confirmation shall have been obtained from each Rating Agency with respect to such subsequent servicing agreement.

“Taxes” shall mean any income or other taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any jurisdiction or by any department, agency, state or other political subdivision thereof or therein.

“Transfer” shall mean any sale, assignment, transfer, pledge, syndication, participation, hypothecation, contribution, encumbrance or other disposition (either (i) directly or (ii) indirectly through entering into a derivatives contract or any other similar agreement, excluding a repurchase financing or a Pledge in accordance with Section 14(e)).

“Trustee” shall mean the trustee appointed pursuant to the Lead Securitization Servicing Agreement.

“U.S. Person” shall mean a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996 that is eligible to elect to be treated as a U.S. Person).

“Workout” shall mean any written modification, waiver, amendment, restructuring or workout of the Mortgage Loan or the Note entered into with the Mortgage Loan Borrower in accordance with the Servicing Agreement.

“Workout Fees” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

Section 2.                Servicing.

(a)   Each Noteholder acknowledges and agrees that, subject to this Agreement, the Mortgage Loan shall be serviced pursuant to this Agreement and the Servicing Agreement; provided that the Master Servicer shall not be obligated to advance monthly payments of principal or interest in respect of the Notes other than for any Note in the Lead Securitization (and a Non-Lead Master Servicer may be required to advance monthly payments of principal and interest on a Non-Lead Securitization Note pursuant to the terms of the Non-Lead Securitization Servicing Agreement) if such principal or interest is not paid by the Mortgage Loan Borrower but shall be obligated to advance delinquent real estate taxes, insurance premiums and other expenses related to the maintenance of the Mortgaged Property and maintenance and enforcement of the lien of the Mortgage thereon, subject to the terms of the Servicing Agreement (including a determination of recoverability thereunder). Each Noteholder acknowledges that each Initial Noteholder may elect,

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in its sole discretion, to include the related Note in a Securitization and agrees that it will reasonably cooperate with such other Noteholder, at such other Noteholder’s expense, to effect such Securitization. Subject to the terms and conditions of this Agreement, each Noteholder hereby irrevocably and unconditionally consents to the appointment of the Master Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee under the Servicing Agreement by the Depositor, and the appointment of the Special Servicer as the initial Special Servicer under the Servicing Agreement by the Depositor (subject to replacement by the Controlling Noteholder as provided herein) and agrees to reasonably cooperate with the Master Servicer and the Special Servicer with respect to the servicing of the Mortgage Loan in accordance with this Agreement and the Servicing Agreement. Each Noteholder hereby appoints the Master Servicer, the Special Servicer and the Trustee in the Lead Securitization as such Noteholder’s attorney-in-fact to sign any documents reasonably required with respect to the administration and servicing of the Mortgage Loan on its behalf under the Servicing Agreement (subject at all times to the rights of the Noteholders set forth herein and in the Servicing Agreement). In no event shall the Servicing Agreement require any Servicer to enforce the rights of any Noteholder against any other Noteholder or limit any Servicer in enforcing the rights of one Noteholder against any other Noteholder; however, this statement shall not be construed to otherwise limit the rights of one Noteholder with respect to any other Noteholder. Each Servicer shall be required pursuant to the Servicing Agreement to service the Mortgage Loan in accordance with the Servicing Standard, this Agreement, the terms of the Mortgage Loan Documents, the Servicing Agreement, any intercreditor agreement and applicable law, and shall not take any action or refrain from taking any action or follow any direction inconsistent with the foregoing.

(b)   The Master Servicer shall be the lead master servicer on the Mortgage Loan, and from time to time it (or the Trustee, to the extent provided in the Lead Securitization Servicing Agreement) (i) shall be required to make Property Protection Advances with respect to the Mortgage Loan, subject to the terms of the Lead Securitization Servicing Agreement and this Agreement, and (ii) may be required to make principal and interest Advances on any Note in the Lead Securitization, if and to the extent provided in the Lead Securitization Servicing Agreement and this Agreement. The Master Servicer or Trustee shall be required to provide written notice to the Non-Lead Master Servicer and the Non-Lead Trustee of any principal and interest Advance it has made with respect to the Lead Securitization Note within two (2) Business Days of making such Advance. The Master Servicer, the Special Servicer and the Trustee, as applicable, will be entitled to reimbursement for a Property Protection Advance, first from funds on deposit in each of the Collection Account and the Companion Distribution Account that (in any case) represent amounts received on or in respect of the Mortgage Loan in the manner provided in the Lead Securitization Servicing Agreement, and then, in the case of Nonrecoverable Property Protection Advances, if such funds on deposit in the Collection Account and Companion Distribution Account are insufficient, from general collections of the Lead Securitization as provided in the Lead Securitization Servicing Agreement and from general collections of the Non-Lead Securitization as provided below. The Master Servicer, the Special Servicer and the Trustee, as applicable, will be entitled to reimbursement for Advance Interest Amounts on a Property Protection Advance or a Nonrecoverable Property Protection Advance, in the manner and from the sources provided in the Lead Securitization Servicing Agreement, including from general collections of the Lead Securitization and from general collections of the Non-Lead Securitization as provided below. Notwithstanding the foregoing, to the extent the Master Servicer, the Special

19

Servicer or the Trustee, as applicable, obtains funds from general collections of the Lead Securitization as a reimbursement for a Nonrecoverable Property Protection Advance or any Advance Interest Amounts on a Property Protection Advance or a Nonrecoverable Property Protection Advance, the Non-Lead Securitization Noteholder (including from general collections or any other amounts from the Non-Lead Securitization Trust) shall be required to, promptly following notice from the Master Servicer, reimburse the Lead Securitization for its pro rata share of such Nonrecoverable Property Protection Advance or Advance Interest Amounts. If the Master Servicer or the Special Servicer determines that a proposed principal and interest Advance with respect to the Lead Securitization Note or Property Protection Advance with respect to the Mortgage Loan, if made, or any outstanding principal and interest Advance or Property Protection Advance previously made, would be, or is, as applicable, a Nonrecoverable Advance (as defined in the Lead Securitization Servicing Agreement), the Master Servicer shall provide the Non-Lead Master Servicer written notice of such determination promptly after such determination was made together with such reports that were delivered to the Master Servicer, Special Servicer or Trustee, as applicable, in connection with notification of its determination of nonrecoverability.

In addition, the Non-Lead Securitization Noteholder (including, but not limited to, the Non-Lead Securitization Trust) shall be required to, promptly following notice from the Master Servicer or the Special Servicer, pay or reimburse the Lead Securitization for the Non-Lead Securitization Noteholder’s pro rata share of any additional trust fund expenses with respect to the Mortgage Loan or the Mortgaged Property, any other fees, costs or expenses incurred in connection with the servicing and administration of the Mortgage Loan and allocable to the Noteholders pursuant to this Agreement and as to which the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Depositor, as applicable, is entitled to be reimbursed pursuant to the Lead Securitization Servicing Agreement, and any fees, costs or expenses related to obtaining a Rating Agency Confirmation and allocated to the Noteholders, in each case to the extent amounts on deposit in the Companion Distribution Account that are allocated to the Non-Lead Securitization Note are insufficient for reimbursement of such amounts (which such reimbursement shall be made, if the Non-Lead Securitization Note has been included in a Non-Lead Securitization, from general collections or any other amounts from such Non-Lead Securitization Trust). The Non-Lead Securitization Noteholder agrees to indemnify (as and to the same extent the Lead Securitization Trust is required to indemnify each of the Indemnified Parties against any Indemnified Items to the extent of its pro rata share of such Indemnified Items, and to the extent amounts on deposit in the Companion Distribution Account that are allocated to the Non-Lead Securitization Note are insufficient for reimbursement of such amounts, the Non-Lead Securitization Noteholder shall be required to, promptly following notice from the Master Servicer, the Special Servicer or the Trustee, reimburse each of the applicable Indemnified Parties for its pro rata share of the insufficiency (including, if the Non-Lead Securitization Note has been included in a Non-Lead Securitization, from general collections or any other amounts from such Non-Lead Securitization Trust).

The Non-Lead Master Servicer may be required to make principal and interest Advances on a Non-Lead Securitization Note, from time to time, subject to the terms of the Non-Lead Securitization Servicing Agreement, the Lead Securitization Servicing Agreement and this Agreement. The Master Servicer, the Special Servicer and the Trustee, as applicable, shall be entitled to make their own recoverability determination with respect to a principal and interest Advance to be made on the Lead Securitization Note based on the information that they have on

20

hand and in accordance with the Lead Securitization Servicing Agreement. The Non-Lead Master Servicer and the Non-Lead Special Servicer and the Non-Lead Trustee, as applicable, shall be entitled to make their own recoverability determination with respect to a principal and interest Advance to be made on a Non-Lead Securitization Note based on the information that they have on hand and in accordance with the Non-Lead Securitization Servicing Agreement. The Master Servicer and the Trustee, as applicable, and the Non-Lead Master Servicer or the Non-Lead Trustee shall be required to notify each other servicer and trustee with respect to a Securitization of the amount of its principal and interest Advance within two (2) Business Days of making such Advance. If the Master Servicer, the Special Servicer or the Trustee, as applicable (with respect to the Lead Securitization Note) or the Non-Lead Master Servicer, the Non-Lead Special Servicer or the Non-Lead Trustee, as applicable (with respect to a Non-Lead Securitization Note), determines that a proposed principal and interest Advance, if made, would be non-recoverable or an outstanding principal and interest Advance is or would be non-recoverable, or if the Master Servicer, the Special Servicer or the Trustee, as applicable, subsequently determines that a proposed Property Protection Advance would be non-recoverable or an outstanding Property Protection Advance is or would be non-recoverable, then the Master Servicer or the Trustee (as provided in the Lead Securitization Servicing Agreement, in the case of a determination of non-recoverability by the Master Servicer, the Special Servicer or the Trustee) or the Non-Lead Master Servicer or the Non-Lead Trustee (as provided in the Non-Lead Securitization Servicing Agreement, in the case of a determination of non-recoverability by the Non-Lead Master Servicer, the Non-Lead Special Servicer or the Non-Lead Trustee) shall notify the Master Servicer and the Trustee, or the Non-Lead Master Servicer and the Non-Lead Trustee, as the case may be, within two (2) Business Days of making such determination. Each of the Master Servicer, the Trustee, the Non-Lead Master Servicer and the Non-Lead Trustee, as applicable, will only be entitled to reimbursement for a principal and interest Advance that becomes non-recoverable and Advance Interest Amounts thereon first from the Collection Account or the Companion Distribution Account from amounts allocable to the Mortgage Loan for which such principal and interest Advance was made, and then, if funds are insufficient, (i) in the case of the Lead Securitization Note, from general collections of the Lead Securitization Trust, pursuant to the terms of the Lead Securitization Servicing Agreement and (ii) in the case of the Non-Lead Securitization Note, from general collections of the Non-Lead Securitization Trust, as and to the extent provided in the Non-Lead Securitization Servicing Agreement.

(c)   At any time after the Lead Securitization Date that the Lead Securitization Note is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the Lead Securitization Noteholder shall cause the Mortgage Loan to be serviced in accordance with the servicing provisions set forth in the Lead Securitization Servicing Agreement or a Substitute Servicing Agreement as if such agreement was still in full force and effect with respect to the Mortgage Loan; provided, however, that the Servicer under the Lead Securitization Servicing Agreement shall have no further obligations to advance monthly payments of principal or interest except as specifically agreed to by the Servicer; provided, further, however, that until a replacement servicing agreement is in place, the actual servicing of the Mortgage Loan may be performed by any nationally recognized commercial mortgage loan servicer appointed by Lead Securitization Noteholder and the special servicer appointed by the Controlling Noteholder and does not have to be performed by the service providers set forth under the Lead Securitization Servicing Agreement; provided, further, however, that until a replacement servicing agreement has been entered into, if a Non-Lead Securitization Note becomes the subject of an Asset Review

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pursuant to the related Non-Lead Securitization Servicing Agreement, the Master Servicer, the Special Servicer, the Trustee and the Custodian shall reasonably cooperate with the Non-Lead Asset Representations Reviewer in connection with such Asset Review by providing the Non-Lead Asset Representations Reviewer with any documents reasonably requested by the Non-Lead Asset Representations Reviewer, but only to the extent (x) such documents are in the possession of the Master Servicer, the Special Servicer, the Trustee or the Custodian, as the case may be, and (y) the Non-Lead Asset Representations Reviewer has not been able to obtain such documents from the related mortgage loan seller.

(d)   Notwithstanding anything to the contrary contained in this Agreement, any obligation of the Servicer pursuant to the terms hereof shall be performed by the Master Servicer or the Special Servicer, as applicable, as set forth in the Servicing Agreement.

(e)   The Servicing Agreement shall contain provisions to the effect that:

(i)                         if an event of default under the Servicing Agreement has occurred (A) with respect to the Master Servicer under the Servicing Agreement that affects a Noteholder or any class of commercial mortgage securities backed by a Note, and the Master Servicer is not otherwise terminated under the Servicing Agreement, then the Non-Lead Securitization Noteholders shall be entitled to direct the Trustee to appoint a sub-servicer solely with respect to the Mortgage Loan (or if the Mortgage Loan is currently being sub-serviced, to replace the current sub-servicer, but only if such original sub-servicer is in default under the related sub-servicing agreement); and (B) the appointment (or replacement) of a sub-servicer with respect to the Mortgage Loan, as contemplated in clause (A) above, will in any event be subject to written confirmation from each Rating Agency that such appointment would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the securities issued in connection with any Securitization;

(ii)                      any payments received on the Mortgage Loan shall be paid by the Master Servicer (a) to each of the Noteholders (other than the Non-Lead Securitization Noteholders) on the “master servicer remittance date” under the Servicing Agreement and (b) by the earlier of (x) the Master Servicer Remittance Date (as defined in the Lead Securitization Servicing Agreement) and (y) the Business Day following the “determination date” (or any term substantially similar thereto) as defined in the Non-Lead Securitization Servicing Agreement, in each case as long as the date on which remittance is required under this clause (ii) is at least one (1) Business Day after the scheduled monthly payment date under the Mortgage Loan Agreement;

(iii)                   each Non-Lead Noteholder shall be entitled to receive, and the Master Servicer and the Special Servicer shall provide access to, any information relating to the Mortgage Loan, the Mortgage Loan Borrower or the Mortgaged Property as such Non-Lead Noteholder may reasonably request and would be customarily in the possession of, or collected or known by, the Master Servicer or the Special Servicer of mortgage loans similar to the Mortgage Loan and, in any event, all information that is required to be provided to holders of the securities issued by the Lead Securitization Trust that includes but is not limited to standard CREFC reports and Asset Status Reports, provided that if an

22

interest in the requesting Noteholder or its related Note is held by a Borrower Party, then such requesting Noteholder shall not be entitled to receive the Asset Status Report or any other information relating to the Special Servicer’s workout strategy or any “excluded information” or analogous term under the Servicing Agreement;

(iv)                 each Noteholder is an intended third party beneficiary in respect of the rights afforded it under the Servicing Agreement and may directly enforce such rights;

(v)                     the Servicing Agreement may not be amended without the consent of each Non-Lead Noteholder if such amendment would be materially adverse to such Non-Lead Noteholder or would materially adversely affect the Mortgage Loan or any Non-Lead Noteholder’s rights with respect thereto or would alter any term that is defined herein by reference to the Servicing Agreement in a manner that is materially adverse to a Non-Lead Noteholder;

(vi)                  the Special Servicer selected by the Controlling Noteholder shall be named as the Special Servicer for the Mortgage Loan by the earlier of (x) the closing of the Lead Securitization or (y) the Mortgage Loan becoming a Specially Serviced Mortgage Loan under any other Servicing Agreement; provided, however, that such Special Servicer has the Required Special Servicer Rating of, or otherwise be acceptable to, each of the Rating Agencies rating each Securitization;

(vii)               any matter affecting the servicing and administration of the Mortgage Loan that requires delivery of a Rating Agency Confirmation pursuant to the Servicing Agreement shall also require delivery of a Rating Agency Confirmation for each Non-Lead Securitization Note and the applicable Rating Agencies.

(f)    Each Non-Lead Securitization Noteholder agrees that, if its Non-Lead Securitization Note is included in a Securitization, it shall cause the applicable Non-Lead Securitization Servicing Agreement to contain provisions to the effect that:

(i)                        such Non-Lead Securitization Noteholder shall be responsible for its pro rata share of any Property Protection Advances (and Advance Interest Amounts thereon) and any additional trust fund expenses, but only to the extent that they relate to servicing and administration of the Notes and the Mortgaged Property, including without limitation, any unpaid special servicing fees, liquidation fees and workout fees relating to the Notes, and that in the event that the funds received with respect to the Notes are insufficient to cover such Property Protection Advances or additional trust fund expenses, (A) the Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer or the Special Servicer, pay or reimburse the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, or the Lead Securitization Trust, as applicable, out of general funds in the collection account (or equivalent account) established under the Non-Lead Securitization Servicing Agreement for such Non-Lead Securitization Noteholder’s pro rata share of any such Nonrecoverable Property Protection Advances (together with Advance Interest Amounts thereon) and/or additional trust fund expenses (including compensation due to the Master Servicer and the Special Servicer to the extent related to the servicing and administration of the Mortgage Loan and the Mortgaged

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Property), and (B) if the Servicing Agreement permits the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee to reimburse itself from the Lead Securitization Trust’s general account, then the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, may do so, and the Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer, the Special Servicer or the Trustee, reimburse the Lead Securitization Trust out of general funds in the collection account (or equivalent account) established under the Non-Lead Securitization Servicing Agreement for the Non-Lead Securitization Noteholder’s pro rata share of any such Nonrecoverable Property Protection Advances (together with Advance Interest Amounts thereon) and/or additional trust fund expenses (including compensation due to the Master Servicer and the Special Servicer to the extent related to the servicing and administration of the Mortgage Loan and the Mortgaged Property);

(ii)                     each of the Indemnified Parties shall be indemnified (as and to the same extent the Lead Securitization Trust is required to indemnify each of such Indemnified Parties in respect of other mortgage loans in the Lead Securitization Trust pursuant to the terms of Servicing Agreement and, in the case of the Lead Securitization Trust, to the extent of any additional trust fund expenses with respect to the Mortgage Loan) by the Non-Lead Securitization Trust, against any of the Indemnified Items to the extent of its pro rata share of such Indemnified Items, and to the extent amounts on deposit in the Companion Distribution Account that are allocated to the Non-Lead Securitization Note are insufficient for reimbursement of such amounts, the Non-Lead Master Servicer will be required to reimburse each of the applicable Indemnified Parties for the Non-Lead Securitization Note’s pro rata share of the insufficiency out of general funds in the collection account (or equivalent account) established under the Non-Lead Securitization Servicing Agreement;

(iii)                  the Non-Lead Master Servicer, Non-Lead Trustee or Non-Lead Certificate Administrator will be required to deliver to the Trustee, the Certificate Administrator, the Special Servicer, the Master Servicer and the Operating Advisor (i) promptly following the Non-Lead Securitization, notice of the deposit of the Non-Lead Securitization Note into a Securitization Trust (which notice may be (x) in the form of delivery (which may be by email) of a copy of the Non-Lead Securitization Servicing Agreement, or (y) by email notification together with contact information for the Non-Lead Trustee, the Non-Lead Certificate Administrator, the Non-Lead Master Servicer, the Non-Lead Special Servicer and the party designated to exercise the rights of the Non-Lead Securitization Noteholder as a “Non-Controlling Noteholder” under this Agreement), accompanied by a certified copy of the executed Non-Lead Securitization Servicing Agreement and (ii) notice of any subsequent change in the identity of the Non-Lead Master Servicer, the Non-Lead Trustee or the party designated to exercise the rights of the Non-Lead Securitization Noteholder as a “Non-Controlling Noteholder” under this Agreement (together with the relevant contact information) (which may be in the form of email delivery of a copy of such notice);

(iv)                  intentionally omitted; and

(v)                     the Master Servicer, the Special Servicer, the Trustee and the Lead Securitization Trust shall be third party beneficiaries of the foregoing provisions.

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(g)   Each Lead Securitization Noteholder shall:

(i)                         give each Non-Lead Securitization Noteholder notice of the Securitization of the Lead Securitization Note in writing (which may be by email) promptly following the Lead Securitization Date, together with contact information for each of the parties to the Lead Securitization Servicing Agreement; and

(ii)                     send to each Non-Lead Securitization Noteholder and the parties to the related Non-Lead Securitization Servicing Agreement (that are not also party to the Lead Securitization Servicing Agreement) (x) on or promptly following the Lead Securitization Date (to the extent the applicable parties to the related Non-Lead Securitization Servicing Agreement have been engaged by the related Non-Lead Depositor on or prior to the Lead Securitization Date), a copy (in EDGAR-compatible format) of the execution version of the Lead Securitization Servicing Agreement, (y) within (1) one Business Day after the date of any re-filing by the Depositor of the Lead Securitization Servicing Agreement with the Commission to account for any changes thereto (other than a formal amendment thereto following the Lead Securitization Date), a copy (in EDGAR-compatible format) of the re-filed Lead Securitization Servicing Agreement, and (z) promptly following distribution thereof to the parties to the Lead Securitization Servicing Agreement, any changes made by the Depositor to the Lead Securitization Servicing Agreement (other than a formal amendment thereto following the Lead Securitization Date).

(h)   The Servicing Agreement shall provide that compensating interest payments as defined therein with respect to any Notes will be allocated by the Master Servicer between the Notes, pro rata, in accordance with their respective Principal Balances. The Master Servicer shall remit any compensating interest payment in respect of and Non-Lead Securitization Note to the applicable Non-Lead Securitization Noteholder.

(i)     In the event any filing is required to be made by any Non-Lead Depositor under the related Servicing Agreement in order to comply with the Non-Lead Depositor’s requirements under the Exchange Act, the related Lead Securitization Noteholder (including the Depositor and Trustee) shall use commercially reasonable efforts to timely comply with any such filing.

(j)     If a Non-Lead Securitization Note becomes the subject of an Asset Review pursuant to the related Non-Lead Securitization Servicing Agreement, the Master Servicer, the Special Servicer, the Trustee and the Custodian shall reasonably cooperate with such Non-Lead Asset Representations Reviewer in connection with such Asset Review by providing such Non-Lead Asset Representations Reviewer with any documents reasonably requested by such Non-Lead Asset Representations Reviewer, but only to the extent that such documents are in the possession of the Master Servicer, the Special Servicer, the Trustee or the Custodian, as the case may be, and are not in the possession of the Non-Lead Asset Representations Reviewer (and the Non-Lead Asset Representations Reviewer has informed such party that it has first requested, and not received, the documents from the master servicer, special servicer and custodian for the applicable Non-Lead Securitization).

Section 3.                Payments. All amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or

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the Mortgaged Property or amounts realized as proceeds thereof, whether received in the form of Periodic Payments, the Balloon Payment, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Mortgage Loan or Insurance and Condemnation Proceeds (other than proceeds, awards or settlements that are required to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the terms of the Mortgage Loan Documents, to the extent permitted by the REMIC Provisions), but excluding (x) all amounts for required reserves or escrows required by the Mortgage Loan Documents (to the extent, in accordance with the terms of the Mortgage Loan Documents) to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to the Servicer under the Servicing Agreement and (y) Penalty Charges and all amounts that are then due, payable or reimbursable to any Servicer (except for any Servicing Fees due to the Master Servicer in excess of the Non-Lead Securitization Note’s pro rata share of that portion of such Servicing Fees calculated at the “primary servicing fee rate” (or analogous term) applicable to the Mortgage Loan as set forth in the Lead Securitization Servicing Agreement, trustee fees, certificate administrator fees, operating advisor fees and asset representations reviewer fees, all of which shall be payable by each of the Noteholders to such parties out of distributions made to them in respect of such Note), with respect to the Mortgage Loan pursuant to the Servicing Agreement, shall be distributed by the Master Servicer in the following order of priority without duplication (and payments shall be made at such times as are set forth in the Servicing Agreement):

(a)               first, on a Pro Rata and Pari Passu Basis, to each Noteholder in an amount equal to the accrued and unpaid interest on the Principal Balance for each Note at the applicable Net Interest Rate;

(b)               second, on a Pro Rata and Pari Passu Basis based on the outstanding Principal Balances of each Note, to each Noteholder in an amount equal to the principal payments received, if any, with respect to such Payment Date with respect to the Mortgage Loan, until such Principal Balance for each Note has been reduced to zero;

(c)               third, on a Pro Rata and Pari Passu Basis, to each Noteholder up to the amount of any unreimbursed costs and expenses paid by such Noteholder including any unreimbursed trust fund expenses not previously reimbursed to such Noteholder (or paid or advanced by any Servicer on its behalf and not previously paid or reimbursed) with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement;

(d)               fourth, on a Pro Rata and Pari Passu Basis, any Prepayment Premium, to the extent paid by the Mortgage Loan Borrower, shall be paid to each Noteholder in an amount up to its pro rata interest therein, based on the product of the applicable Percentage Interest multiplied by the applicable Relative Spread; and

(e)               fifth, if any excess amount is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(d), any remaining amount shall be paid pro rata to each Noteholder in accordance with their respective initial Percentage Interests.

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The Servicing Agreement shall provide for the application of Penalty Charges paid in respect of the Mortgage Loan to be used (i) to pay the Master Servicer, the Trustee or the Special Servicer for interest accrued on any Property Protection Advances and reimbursement of Property Protection Advances, (ii) to pay the parties to any Securitization for interest accrued on any P&I Advance, (iii) to pay certain other expenses (including Special Servicing Fees, unpaid workout fees and liquidation fees) incurred with respect to the Mortgage Loan and (iv) (a) in the case of the remaining amount of Penalty Charges allocable to any Lead Securitization Note, to pay the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Lead Securitization Servicing Agreement and (b) in the case of the remaining amount of Penalty Charges allocable to any Non-Lead Securitization Note, to pay (i) prior to the securitization of such Non-Lead Securitization Note, to the related Non-Lead Securitization Noteholder and (ii) following the securitization of such Non-Lead Securitization Note, to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Lead Securitization Servicing Agreement.

All expenses and losses relating to the Mortgage Loan and the Mortgaged Property, including without limitation losses of principal and interest, Property Protection Advances, Advance Interest Amounts, Special Servicing Fees, Liquidation Fees and Workout Fees, Appraisal Reduction Amounts and certain other trust expenses, shall be allocated on a Pro Rata and Pari Passu Basis. Any realized losses (including reductions by a bankruptcy court) applied to reduce the principal balance of the Mortgage Loan shall be reimbursed on a Pro Rata and Pari Passu Basis after all amounts of interest and principal have otherwise been paid in full on all the Notes.

Section 4.                Administration of the Mortgage Loan.

(a)   Subject to this Agreement (including, without limitation, Section 4(f) below) and the Servicing Agreement and consistent with the Servicing Standard, the Lead Securitization Noteholder (or any Servicer acting on behalf of the Lead Securitization Noteholder) shall have the sole and exclusive authority with respect to the administration of, and exercise of rights and remedies with respect to, the Mortgage Loan, including, without limitation, the sole authority to modify or waive any of the terms of the Mortgage Loan Documents or consent to any action or failure to act by the Mortgage Loan Borrower or any other party to the Mortgage Loan Documents, call or waive any Event of Default, accelerate the Mortgage Loan or institute any foreclosure action or other remedy and no other Noteholder shall have any voting, consent or other rights whatsoever with respect to the Lead Securitization Noteholder’s administration of, or exercise of its rights and remedies with respect to, the Mortgage Loan, except as set forth in this Agreement and the Servicing Agreement. Subject to this Agreement and the Servicing Agreement (including, without limitation, Section 4(f) below) and consistent with the Servicing Standard, each Non-Lead Securitization Noteholder agrees that it shall have no right to, and hereby presently and irrevocably assigns and conveys to the Lead Securitization Noteholder (or any Servicer acting on behalf of the Lead Securitization Noteholder) the rights, if any, that such Non-Lead Securitization Noteholder has to (i) call or cause the Lead Securitization Noteholder to call an Event of Default under the Mortgage Loan, or (ii) exercise any remedies with respect to the Mortgage Loan or the Mortgage Loan Borrower, including, without limitation, filing or causing the Lead Securitization Noteholder to file any bankruptcy petition against the Mortgage Loan Borrower. The Lead Securitization Noteholder (or any Servicer acting on behalf of the Lead Securitization Noteholder) shall not have any fiduciary duty to any Non-Lead Noteholder in connection with the administration of the

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Mortgage Loan (but the foregoing shall not relieve the Lead Securitization Noteholder from the obligation to make any disbursement of funds as set forth herein).

Upon the Mortgage Loan becoming a Defaulted Mortgage Loan, each Non-Lead Noteholder hereby acknowledges the right and obligation of the Lead Securitization Noteholder (or the Special Servicer acting on behalf of the Lead Securitization Noteholder) to sell each Non-Lead Note together with the Lead Securitization Note as notes evidencing one whole loan in accordance with the terms of the Servicing Agreement. In connection with any such sale, the Special Servicer shall be required to sell each Non-Lead Note together with the Lead Securitization Note in the manner set forth in the Servicing Agreement and shall be required to require that all offers be submitted in writing. Whether any cash offer constitutes a fair price for such Notes shall be determined by the Trustee or Special Servicer, as applicable, in accordance with the terms of the Lead Securitization Servicing Agreement; provided, that no offer from an Interested Person shall constitute a fair price unless (i) it is the highest offer received and (ii) at least two bona fide other offers are received from independent third parties. In determining whether any offer from an Interested Person received represents a fair price for such Notes, the Trustee shall be supplied with and shall rely on the most recent Appraisal or updated Appraisal conducted in accordance with the Servicing Agreement within the preceding nine (9) month period or, in the absence of any such Appraisal, on a new Appraisal. The Trustee shall select the appraiser conducting any such new Appraisal. In determining whether any such offer from an Interested Person constitutes a fair price for such Notes, the Trustee shall instruct the appraiser to take into account (in addition to the results of any Appraisal or updated Appraisal that it may have obtained pursuant to the Servicing Agreement), as applicable, among other factors, the period and amount of any delinquency on the affected Notes, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy. The Trustee may conclusively rely on the opinion of an Independent appraiser or other Independent expert in real estate matters retained by the Trustee at the expense of the Noteholders in connection with making such determination. Notwithstanding the foregoing, the Lead Securitization Noteholder (or the Special Servicer acting on behalf of the Lead Securitization Noteholder) shall not be permitted to sell the Non-Lead Securitization Notes if they become a Defaulted Mortgage Loan without the written consent of each Non-Lead Securitization Noteholder (provided that such consent is not required if such Non-Lead Securitization Noteholder is a Borrower Party) unless the Special Servicer has delivered to such Non-Lead Securitization Noteholder: (a) at least 15 Business Days’ prior written notice of any decision to attempt to sell the Non-Lead Securitization Notes; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale, (c) at least 10 days prior to the proposed sale date, a copy of the most recent Appraisal for the Mortgage Loan, and any documents in the Servicing File (as defined in the Servicing Agreement) reasonably requested by the Non-Lead Securitization Noteholder that are material to the price of the Non-Lead Securitization Notes and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to the other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Special Servicer in connection with the proposed sale; provided, that such Non-Lead Securitization Noteholder may waive any of the delivery or timing requirements set forth in this sentence. Subject to the terms of the Servicing Agreement, each of the Controlling Noteholder, the Controlling Class Representative, any other Noteholder (or any controlling class representative or directing holder on its behalf under the Non-

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Lead Securitization Servicing Agreement) shall be permitted to bid at any sale of the Non-Lead Securitization Note unless such Person is a Borrower Party.

Each Non-Lead Noteholder hereby appoints the Lead Securitization Noteholder as its agent, and grants to the Lead Securitization Noteholder an irrevocable power of attorney coupled with an interest, and their proxy, for the purpose of soliciting and accepting offers for and consummating the sale of its Non-Lead Note. Each Non-Lead Noteholder further agrees that, upon the request of the Lead Securitization Noteholder, such Non-Lead Noteholder shall execute and deliver to or at the direction of Lead Securitization Noteholder such powers of attorney or other instruments as the Lead Securitization Noteholder may reasonably request to better assure and evidence the foregoing appointment and grant, in each case promptly following request, and shall deliver its original Non-Lead Note endorsed in blank, to or at the direction of the Lead Securitization Noteholder in connection with the consummation of any such sale.

The authority and obligation of the Lead Securitization Noteholder to sell each Non-Lead Note, and the obligations of each Non-Lead Noteholder to execute and deliver instruments or deliver its Non-Lead Note upon request of the Lead Securitization Noteholder, shall terminate and cease to be of any further force or effect upon the date, if any, upon which no Note is held in a Securitization. The preceding sentence shall not be construed to grant to any Non-Lead Noteholder the benefit of any representation or warranty made by such seller or any document delivery obligation imposed on such seller under any mortgage loan purchase and sale agreement, instrument of transfer or other document or instrument that may be executed or delivered by such seller in connection with the Lead Securitization.

(b)   The administration of the Mortgage Loan shall be governed by this Agreement and the Servicing Agreement. Each Noteholder agrees to be bound by the terms of the Servicing Agreement. The Lead Securitization Noteholder (or the Servicer on its behalf) shall service the Mortgage Loan in accordance with the terms of this Agreement and consistent with the Servicing Standard. Servicing of the Mortgage Loan shall be carried out by the Master Servicer and, if the Mortgage Loan is a Specially Serviced Mortgage Loan, by the Special Servicer, in each case pursuant to the Servicing Agreement and consistent with the Servicing Standard. Notwithstanding anything to the contrary contained herein, in accordance with the Servicing Agreement, the Lead Securitization Noteholder shall cause the Master Servicer and the Special Servicer to service and administer the Mortgage Loan in accordance with the Servicing Standard, taking into account the interests of each of the Noteholders as a collective whole, and each Non-Lead Noteholder who is not a Borrower Party shall be deemed a third party beneficiary of such provisions of the Servicing Agreement.

(c)   Notwithstanding anything to the contrary contained herein, but subject to the terms and conditions of the Servicing Agreement and this Agreement (including, without limitation, Section 4(f)), if the Lead Securitization Noteholder in connection with a Workout of the Mortgage Loan modifies the terms thereof such that (i) the unpaid principal balance of the Mortgage Loan is decreased, (ii) the Interest Rate or scheduled amortization payments on such Mortgage Loan are reduced, (iii) payments of interest or principal on such Mortgage Loan are waived, reduced or deferred or (iv) any other adjustment (other than an increase in the Interest Rate or increase in scheduled amortization payments) is made to any of the terms of the Mortgage Loan, the full economic effect of all waivers, reductions or deferrals of amounts due on the

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Mortgage Loan attributable to such Workout shall be borne by the Noteholders (pro rata based on the Principal Balances of their respective Notes), in each case up to the amount otherwise due on such Note(s).

(d)   All rights and obligations of the Lead Securitization Noteholder described hereunder may be exercised by the Servicers on behalf of the Lead Securitization Noteholder in accordance with the Servicing Agreement and this Agreement. Each Non-Lead Noteholder shall be provided access to any website that an investor would be permitted to access in accordance with the procedures set forth in the Servicing Agreement, it being understood and agreed that each Non-Lead Noteholder is subject to any restrictions on the access to such websites contained in the Servicing Agreement.

(e)   If any Note is included as an asset of a REMIC, any provision of this Agreement to the contrary notwithstanding: (i) the Mortgage Loan shall be administered such that the Notes shall each qualify at all times as (or as interests in) a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, (ii) any real property (and related personal property) acquired by or on behalf of the Noteholders pursuant to a foreclosure, exercise of a power of sale or delivery of a deed in lieu of foreclosure of the Mortgage or lien on such property following a default on the Mortgage Loan shall be administered so that the interests of the Noteholders therein shall at all times qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code and (iii) no Servicer may modify, waive or amend any provision of the Mortgage Loan, consent to or withhold consent from any action of the Mortgage Loan Borrower, or exercise or refrain from exercising any powers or rights which the Noteholders may have under the Mortgage Loan Documents, if any such action would constitute a “significant modification” of the Mortgage Loan, within the meaning of Section 1.860G-2(b) of the regulations of the United States Department of the Treasury, more than three months after the earliest startup day of any REMIC which includes the Lead Securitization Note (or any portion thereof). The Noteholders agree that the provisions of this Section 4(e) shall be effected by compliance by the Lead Securitization Noteholder or its assignees with this Agreement or the Servicing Agreement or any other agreement which governs the administration of the Mortgage Loan or the Lead Securitization Noteholder’s interests therein. All costs and expenses of compliance with this Section 4(e), to the extent that such costs and expenses relate to administration of a REMIC or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions or the actual payment of any REMIC tax or expense, shall be borne by each Noteholder with respect to the REMIC containing the Note owned by such Noteholder.

Anything herein or in the Servicing Agreement to the contrary notwithstanding, in the event that a Note is included in a REMIC and the other Notes are not, the other Noteholders shall not be required to reimburse such Noteholder that deposited its Note in the REMIC or any other Person for payment of (i) any Taxes imposed on such REMIC, (ii) any costs or expenses relating to the administration of such REMIC or to any determination respecting the amount, payment or avoidance of any tax under such REMIC or (iii) any advances for any of the foregoing or any interest thereon or for deficits in other items of disbursement or income resulting from the use of funds for payment of any such Taxes, costs or expenses or advances, nor shall any disbursement or payment otherwise distributable to either such other Noteholder be reduced to offset or make-up any such payment or deficit.

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(f)    (i) Subject to clause (ii) or (iii) below, with respect to any consent, modification, amendment or waiver under or other action in respect of the Mortgage Loan (whether or not a Servicing Transfer Event has occurred and is continuing) that would constitute a Major Decision, the Servicer shall provide the Controlling Noteholder with at least ten (10) Business Days (or, in the case of a determination of an Acceptable Insurance Default, 20 days) prior notice requesting consent to the requested Major Decision. The Servicer shall not take any action with respect to such Major Decision (or make a determination not to take action with respect to such Major Decision), unless and until the Special Servicer receives the written consent of the Controlling Noteholder before implementing a decision with respect to such Major Decision.

(ii)                      If the Lead Securitization Noteholder (or the Servicer acting on its behalf) has not received a response from the Controlling Noteholder with respect to such Major Decision within five (5) Business Days after delivery of the notice of a Major Decision, the Lead Securitization Noteholder (or the Special Servicer acting on its behalf) shall deliver an additional copy of the notice of a Major Decision in all caps bold 14-point font: “THIS IS A SECOND NOTICE. FAILURE TO RESPOND WITHIN FIVE (5) BUSINESS DAYS OF THIS SECOND NOTICE WILL RESULT IN A LOSS OF YOUR RIGHT TO CONSENT WITH RESPECT TO THIS DECISION.” and if the Controlling Noteholder fails to respond to the Lead Securitization Noteholder (or the Special Servicer acting on its behalf) with respect to any such proposed action within five (5) Business Days after receipt of such second notice, the Controlling Noteholder, as applicable, shall have no further consent rights with respect to the specific action set forth in such notice. Notwithstanding the foregoing, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Servicer may take actions with respect to such Mortgaged Property before obtaining the consent of the Controlling Noteholder if the Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the Noteholders as a collective whole, and the Servicer has made a reasonable effort to contact the Controlling Noteholder. The foregoing shall not relieve the Lead Securitization Noteholder (or a Servicer acting on its behalf) of its duties to comply with the Servicing Standard.

(iii)                   Notwithstanding the foregoing, the Lead Securitization Noteholder (or any Servicer acting on its behalf) shall not follow any advice or consultation provided by the Controlling Noteholder that would require or cause the Lead Securitization Noteholder (or any Servicer acting on its behalf) to violate any applicable law, including the REMIC Provisions, be inconsistent with the Servicing Standard, require or cause the Lead Securitization Noteholder (or any Servicer acting on its behalf) to violate provisions of this Agreement or the Servicing Agreement, require or cause the Lead Securitization Noteholder (or any Servicer acting on its behalf) to violate the terms of the Mortgage Loan, or materially expand the scope of any Lead Securitization Noteholder’s (or any Servicer acting on its behalf) responsibilities under this Agreement or the Servicing Agreement.

The Special Servicer shall be required to provide copies to each Non-Controlling Noteholder of any notice, information and report that is required to be provided to the Controlling Noteholder pursuant to the Servicing Agreement with respect to any Major Decisions, or the implementation of any recommended actions outlined in an Asset Status Report, within the same time frame such notice, information and report is required to be provided to the Controlling Noteholder, and at any time the Controlling Noteholder is the Lead Securitization Noteholder, the

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Special Servicer shall be required to consult with each Non-Lead Securitization Noteholder on a strictly non-binding basis, to the extent having received such notices, information and reports, any Non-Lead Securitization Noteholder requests consultation with respect to any such Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report, and consider alternative actions recommended by such Non-Lead Securitization Noteholder; provided that after the expiration of a period of ten (10) Business Days from the delivery to any Non-Controlling Noteholder by the Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the Special Servicer shall no longer be obligated to consult with such Non-Lead Securitization Noteholders, whether or not such Non-Lead Securitization Noteholders have responded within such ten (10) Business Day period.

The Noteholders acknowledge that the Lead Securitization Servicing Agreement may contain certain provisions that give the Operating Advisor certain non-binding consultation rights with respect to Major Decisions related to compliance with the Risk Retention Rules applicable to the Lead Securitization.

(g)   The Master Servicer or Special Servicer shall obtain Appraisals that meet the requirements of, and at the times required pursuant to, the terms of the Servicing Agreement.

(h)   Notwithstanding anything to the contrary contained herein or in the Servicing Agreement, if at any time a Borrower Party is a Noteholder, then (i) such Borrower Party shall not have any rights as a Controlling Noteholder or a Controlling Class Representative, (ii) such Borrower Party shall have no right to appoint or terminate the Master Servicer or Special Servicer, (iii) such Borrower Party shall have no right to consult with or advise the Master Servicer or Special Servicer, and shall have no right to review and approve or comment on any Asset Status Report and (iv) in each and every instance where, pursuant to this Agreement or the Servicing Agreement, the Master Servicer or Special Servicer must take into account the interests of each Noteholder (or words of similar import), such consideration shall be given to the Borrower Party only in its capacity as a holder of the applicable Note.

Section 5.                Special Servicer. The Controlling Noteholder, at its expense (including, without limitation, the reasonable costs and expenses of counsel to any third parties and costs and expenses of the terminated Special Servicer), shall have the right, at any time from time to time, to appoint a replacement Special Servicer with respect to the Mortgage Loan. The Controlling Noteholder shall be entitled to terminate the rights and obligations of the Special Servicer under the Servicing Agreement, with or without cause, upon at least ten (10) Business Days’ prior written notice to the Special Servicer (provided, however, that the Controlling Noteholder shall not be liable for any termination or similar fee in connection with the removal of the Special Servicer in accordance with this Section 5); such termination not be effective unless and until (A) each Rating Agency delivers a Rating Agency Confirmation (to the extent any portion of the Mortgage Loan has been securitized); (B) the initial or successor Special Servicer has assumed in writing (from and after the date such successor Special Servicer becomes the Special Servicer) all of the responsibilities, duties and liabilities of the Special Servicer under the Servicing Agreement from and after the date it becomes the Special Servicer as they relate to the Mortgage Loan pursuant to an assumption agreement reasonably satisfactory to the Trustee; and (C) the Trustee shall have received an opinion of counsel reasonably satisfactory to the Trustee to the effect that (x) the designation of such replacement to serve as Special Servicer is in compliance

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with the Servicing Agreement, (y) such replacement will be bound by the terms of the Servicing Agreement with respect to such Mortgage Loan and (z) subject to customary qualifications and exceptions, the applicable Servicing Agreement will be enforceable against such replacement in accordance with its terms. The Lead Securitization Noteholder shall promptly provide copies to any terminated Special Servicer of the documents referred to in the preceding sentence. The Lead Securitization Noteholder will reasonably cooperate with the Controlling Noteholder in order to satisfy the foregoing conditions, including the Rating Agency Confirmation.

The Controlling Noteholder agrees and acknowledges that the Lead Securitization Servicing Agreement may contain provisions such that any Special Servicer could be terminated under the Lead Securitization Servicing Agreement based on a recommendation by the Operating Advisor if (A) the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the holders of securities issued under the Lead Securitization Servicing Agreement (as a collective whole) and (B) an affirmative vote of requisite certificateholders is obtained. The Controlling Noteholder will retain its right to remove and replace the Special Servicer, but the Controlling Noteholder may not restore a Special Servicer that has been removed in accordance with the preceding sentence.

Section 6.                Payment Procedure.

(a)   The Lead Securitization Noteholder (or the Servicer on its behalf), in accordance with the priorities set forth in Section 3 and subject to the terms of the Servicing Agreement, will deposit or cause to be deposited all payments allocable to the Notes to the Collection Account or Companion Distribution Account for the Notes established pursuant to the Servicing Agreement. The Lead Securitization Noteholder (or the Servicer on its behalf) shall establish a segregated sub-account for amounts due to each Noteholder. The Lead Securitization Noteholder (or the Servicer acting on its behalf) shall deposit such amounts to the applicable account within two (2) Business Days following the Lead Securitization Noteholder’s (or the Servicer’s acting on its behalf) receipt of properly identified and available funds from or on behalf of the Mortgage Loan Borrower.

(b)   If the Lead Securitization Noteholder (or the Servicer on its behalf) determines, or a court of competent jurisdiction orders, at any time that any amount received or collected in respect of a Note must, pursuant to any insolvency, bankruptcy, fraudulent conveyance, preference or similar law, be returned to the Mortgage Loan Borrower or paid to such Noteholder or any Servicer or paid to any other Person, then, notwithstanding any other provision of this Agreement, a Lead Securitization Noteholder (or the Servicer on its behalf) shall not be required to distribute any portion thereof to such Noteholder and such Noteholder will promptly on demand by the Lead Securitization Noteholder (or the Servicer on its behalf) repay to the Lead Securitization Noteholder (or the Servicer on its behalf) any portion thereof that the Lead Securitization Noteholder (or the Servicer on its behalf) shall have theretofore distributed to such Noteholder, together with interest thereon at such rate, if any, as the Lead Securitization Noteholder shall have been required to pay to the Mortgage Loan Borrower, the Master Servicer, Special Servicer, any other Noteholder or such other Person with respect thereto.

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(c)   If, for any reason, the Lead Securitization Noteholder (or the Servicer on its behalf) makes any payment to any other Noteholder before the Lead Securitization Noteholder (or the Servicer on its behalf) has received the corresponding payment (it being understood that the Lead Securitization Noteholder (or the Servicer on its behalf) is under no obligation to do so), and the Lead Securitization Noteholder (or the Servicer on its behalf) does not receive the corresponding payment within three (3) Business Days of its payment to such other Noteholder, then such other Noteholder will, at the Lead Securitization Noteholder’s (or the Servicer’s on its behalf) request, promptly return that payment to the Lead Securitization Noteholder (or the Servicer on its behalf).

(d)   Each Noteholder agrees that if at any time it shall receive from any sources whatsoever any payment on account of the Mortgage Loan in excess of its distributable share thereof, it will promptly remit such excess to the Lead Securitization Noteholder (or the Servicer on its behalf) subject to this Agreement and the Servicing Agreement and to be distributed pursuant to the terms of this Agreement. The Lead Securitization Noteholder (or the Servicer on its behalf) shall have the right to offset any amounts due hereunder from any other Noteholder, as applicable, with respect to the Mortgage Loan against any future payments due to such other Noteholder, as applicable, under the Mortgage Loan, provided, that each Noteholder’s obligations under this Section 6 are separate and distinct obligations from one another and in no event shall the Lead Securitization Noteholder (or the Servicer on its behalf) enforce the obligations of one Noteholder against another Noteholder. Each Noteholder’s obligations under this Section 6 constitute absolute, unconditional and continuing obligations.

Section 7.                Limitation on Liability of the Noteholders. No Noteholder (including any Servicer on a Noteholder’s behalf, but only to the extent that the Servicing Agreement does not impose any other standard upon any Servicer, in which case the Servicing Agreement shall control) shall have any liability to any other Noteholder except with respect to losses actually suffered due to the gross negligence, willful misconduct or breach of this Agreement on the part of such Noteholder.

Each Noteholder acknowledges that, subject to the terms and conditions hereof, any other Noteholder may exercise, or omit to exercise, any rights that such Noteholder may have under this Agreement and the Servicing Agreement in a manner that may be adverse to the interests of each other Noteholder and that such Noteholder shall have no liability whatsoever to any other Noteholder in connection with such Noteholder’s exercise of rights or any omission by such Noteholder to exercise such rights; provided, however, that such Noteholder shall not be protected against any liability to any other Noteholder that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence.

Section 8.                Bankruptcy. Subject to the provisions of Section 4(f) hereof and the Servicing Standard, each Noteholder hereby covenants and agrees that only the Lead Securitization Noteholder (or the Servicer on its behalf) has the right to institute, file, commence, acquiesce, petition under Bankruptcy Code Section 303 or otherwise or join any Person in any such petition or otherwise invoke or cause any other Person to invoke an Insolvency Proceeding with respect to or against the Mortgage Loan Borrower or seek to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the Mortgage Loan Borrower or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of the

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Mortgage Loan Borrower. Subject to the provisions of Section 4(f) hereof and the Servicing Standard, each Noteholder further agrees that only the Lead Securitization Noteholder, as a creditor, can make any election, give any consent, commence any action or file any motion, claim, obligation, notice or application or take any other action in any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding. Subject to the provisions of Section 4(f), the Noteholders hereby appoint the Lead Securitization Noteholder as their agent, and grant to the Lead Securitization Noteholder an irrevocable power of attorney coupled with an interest, and their proxy, for the purpose of exercising any and all rights and taking any and all actions available to the Controlling Noteholder in connection with any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding, including, without limitation, the right to file and/or prosecute any claim, vote to accept or reject a plan, to make any election under Section 1111(b) of the Bankruptcy Code with respect to the Mortgage Loan, and to file a motion to modify, lift or terminate the automatic stay with respect to the Mortgage Loan. The Noteholders, hereby agree that, upon the request of the Lead Securitization Noteholder but subject to the provisions of Section 4(f), each other Noteholder shall execute, acknowledge and deliver to the Lead Securitization Noteholder all and every such further deeds, conveyances and instruments as the Lead Securitization Noteholder may reasonably request for the better assuring and evidencing of the foregoing appointment and grant. All actions taken by any Servicer in connection with any Insolvency Proceeding are subject to and must be in accordance with the Servicing Standard.

Section 9.                Representations of each Initial Noteholder.

Each Initial Noteholder represents and warrants that the execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene such Noteholder’s charter or any law or contractual restriction binding upon such Noteholder and that this Agreement is the legal, valid and binding obligation of such Noteholder as applicable enforceable against it in accordance with its terms. Each Initial Noteholder represents and warrants that it is duly organized, validly existing, in good standing and possession of all licenses and authorizations necessary to carry on its respective business. Each Initial Noteholder represents and warrants that (a) this Agreement has been duly executed and delivered by such Noteholder, (b) to such Noteholder’s actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by such Noteholder have been obtained or made and (c) to such Noteholder’s actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against such Noteholder, an adverse outcome of which would materially and adversely affect its performance under this Agreement.

Each Initial Noteholder acknowledges that no other Noteholder owes such Noteholder any fiduciary duty with respect to any action taken under the Mortgage Loan Documents and, except as provided herein or in the Servicing Agreement, need not consult with such Noteholder with respect to any action taken by such Noteholder in connection with the Mortgage Loan.

Section 10.            Independent Analysis of the Noteholder. Each Noteholder acknowledges that it has, independently and without reliance upon any Initial Noteholder, except with respect to the

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representations and warranties provided by an Initial Noteholder herein and in any documents or instruments executed and delivered by the such Initial Noteholder in connection herewith (including the representations and warranties provided in the agreement pursuant to which it acquired its Note), and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to purchase such Note and such Noteholder accepts responsibility therefor. Each Noteholder hereby acknowledges that, other than the representations and warranties provided herein and in such other documents or instruments, no Initial Noteholder has made any representations or warranties with respect to the Mortgage Loan, subject to such representations and warranties as provided by such Initial Noteholder herein and in such other documents and instruments, and that no Initial Noteholder shall have any responsibility for (i) the collectibility of the Mortgage Loan, (ii) the validity, enforceability or legal effect of any of the Mortgage Loan Documents or the title insurance policy or policies or any survey furnished or to be furnished to an Initial Noteholder in connection with the origination of the Mortgage Loan, (iii) the validity, sufficiency or effectiveness of the lien created or to be created by the Mortgage Loan Documents, or (iv) the financial condition of the Mortgage Loan Borrower. Each Noteholder assumes all risk of loss in connection with its Note except as specifically set forth herein.

Section 11.            No Creation of a Partnership or Exclusive Purchase Right. Nothing contained in this Agreement, and no action taken pursuant hereto shall be deemed to constitute the relationship created hereby between or among any of the Noteholders as a partnership, association, joint venture or other entity. None of the Noteholders shall have any obligation whatsoever to offer to any other Noteholder the opportunity to purchase a Note interest in any future loans originated by such Noteholder or its Affiliates, and if such Noteholder chooses to offer to any other Noteholder the opportunity to purchase a Note interest in any future mortgage loans originated by the such Noteholder or their respective Affiliates, such offer shall be at such purchase price and interest rate as the offering Noteholder chooses, in its sole and absolute discretion. No Noteholder shall have any obligation whatsoever to purchase from any other Noteholder an interest in any future loans originated by such Noteholder or their respective Affiliates.

Section 12.            Not a Security. No Note shall be deemed to be a security within the meaning of the Securities Act or the Exchange Act.

Section 13.            Other Business Activities of the Noteholders. Each Noteholder acknowledges that each other Noteholder or its Affiliates may make loans or otherwise extend credit to, and generally engage in any kind of business with, (i) (a) the Mortgage Loan Borrower or (b) any direct or indirect parent of the Mortgage Loan Borrower or (c) any Affiliate of the Mortgage Loan Borrower or (d) any Affiliate of any direct or indirect parent of the Mortgage Loan Borrower, (ii) any entity that is a holder of debt secured by direct or indirect ownership interests in the Mortgage Loan Borrower or any Affiliate of the holder of such debt, or (iii) any entity that is a holder of a preferred equity interest in the Mortgage Loan Borrower or any Affiliate of a holder of such preferred equity, and receive payments on such other loans or extensions of credit to any of the foregoing and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect.

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Section 14.            Sale of the Notes.

(a)   Each Noteholder agrees that it will not Transfer all or any portion of its Note except in accordance with this Section 14. Each Noteholder agrees it shall not Transfer more than 49% (in the aggregate) of its beneficial interest in its Note, except to a Qualified Institutional Lender, unless (i) prior to a Securitization of any Note, the other Noteholders have consented to such Transfer, in which case the related transferee (and its Affiliates) shall thereafter be deemed to be a “Qualified Institutional Lender” for all purposes under this Agreement, (ii) after a Securitization of any Note, a Rating Agency Confirmation has been received with respect to such Transfer, in which case the related transferee shall thereafter be deemed to be a “Qualified Institutional Lender” for all purposes under this Agreement, or (iii) such Transfer is in connection with a sale by a Securitization Trust; provided that if such Transfer is a Transfer of the Lead Securitization Note, such Transfer is to a Qualified Institutional Lender. With respect to any Transfers pursuant to (i) or (ii) above (except with respect to a Transfer to a Securitization Trust) such transferee must (x) assume in writing the obligations of the transferring Noteholder hereunder and agree to be bound by the terms and provisions of this Agreement and, if applicable, the Servicing Agreement and (y) remake each of the representations and warranties contained herein for the benefit of the other Noteholders. Notwithstanding the foregoing, without the non-transferring Noteholder’s prior consent (which will not be unreasonably withheld), and, if such non transferring Noteholder’s Note is in a Securitization, without a Rating Agency Confirmation from each Rating Agency that has been engaged by the Depositor to rate the securities issued in connection with such Securitization, no Noteholder shall Transfer all or any portion of its Note to a Borrower Party and any such Transfer shall be absolutely null and void and shall vest no rights in the purported transferee. None of the provisions of this Section 14(a) shall apply in the case of a sale of all of the Notes together, in accordance with the terms and conditions of the Lead Securitization Servicing Agreement.

(b)   Except for a Transfer made in connection with a Securitization, or a Transfer made by a Noteholder to an Affiliate, at least five (5) days prior to a transfer of any Note, the transferring Noteholder shall provide to the other Noteholders and, if any Securitization Trust is are outstanding, to the Rating Agencies, a certification that such transfer will be made in accordance with this Section 14, such certification to include (1) the name and contact information of the transferee and (2) if applicable, a certification by the transferee that it is a Qualified Institutional Lender.

(c)   In the case of any sale, assignment, transfer or other disposition of a participation interest in a Note, (i) such Noteholder’s obligations under this Agreement shall remain unchanged, (ii) such Noteholder shall remain solely responsible for the performance of such obligations, (iii) the other Noteholders and any Persons acting on their behalf shall continue to deal solely and directly with such Noteholder in connection with such Noteholder’s rights and obligations under this Agreement and the Servicing Agreement, and (iv) all amounts payable hereunder shall be determined as if such Noteholder had not sold such participation interest; provided, however, that if the applicable participant is a Qualified Institutional Lender (and delivers to the other Noteholders a certification from an authorized officer confirming its status as a Qualified Institutional Lender), such Noteholder, by written notice to the other Noteholders, may delegate to such participant such Noteholder’s right to exercise the rights of the Controlling Noteholder hereunder and under the Servicing Agreement.

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(d)   The Noteholders acknowledge and agree that, to the extent specifically required, any Rating Agency Confirmation may be granted or denied by the Rating Agencies in their sole and absolute discretion and that such Rating Agencies may charge the transferring Noteholder customary fees in connection with providing such Rating Agency Confirmation.

(e)   Notwithstanding any other provision hereof, any Noteholder may pledge (a “Pledge”) its Note to any entity (other than the Mortgage Loan Borrower or any Affiliate thereof) which has extended a credit or repurchase facility to such Noteholder and that is either a Qualified Institutional Lender or a financial institution whose long-term unsecured debt is rated at least “A” (or the equivalent) or better by each Rating Agency (a “Note Pledgee”), on terms and conditions set forth in this Section 14(e), it being further agreed that a financing provided by a Note Pledgee to a Noteholder or any person which Controls such Noteholder that is secured by such Noteholder’s interest in the applicable Note and is structured as a repurchase arrangement, shall qualify as a “Pledge” hereunder, provided that a Note Pledgee which is not a Qualified Institutional Lender may not take title to the pledged Note without (a) prior to the first Securitization of any Note, the consent of each other Noteholder and (b) after the closing of the first Securitization of any Note, Rating Agency Confirmation. Upon written notice by the applicable Noteholder to each other Noteholder and any Servicer that a Pledge has been effected (including the name and address of the applicable Note Pledgee), each other Noteholder agrees to acknowledge receipt of such notice and thereafter agrees: (i) to give Note Pledgee written notice of any default by the pledging Noteholder in respect of its obligations under this Agreement of which default such Noteholder has actual knowledge; (ii) to allow such Note Pledgee a period of ten (10) Business Days to cure a default by the pledging Noteholder in respect of its obligations to each other Noteholder hereunder, but such Note Pledgee shall not be obligated to cure any such default; (iii) that no amendment, modification, waiver or termination of this Agreement shall be effective against such Note Pledgee without the written consent of such Note Pledgee, which consent shall not be unreasonably withheld, conditioned or delayed; (iv) that such other Noteholder shall give to such Note Pledgee copies of any notice of default under this Agreement simultaneously with the giving of same to the pledging Noteholder and accept any cure thereof by such Note Pledgee which such pledging Noteholder has the right (but not the obligation) to effect hereunder, as if such cure were made by such pledging Noteholder; (v) that such other Noteholder shall deliver to Note Pledgee such estoppel certificate(s) as Note Pledgee shall reasonably request, provided that any such certificate(s) shall be in a form reasonably satisfactory to such other Noteholder; and (vi) that, upon written notice (a “Redirection Notice”) to each other Noteholder and any Servicer by such Note Pledgee that the pledging Noteholder is in default, beyond any applicable cure periods, under the pledging Noteholder’s obligations to such Note Pledgee pursuant to the applicable credit agreement between the pledging Noteholder and such Note Pledgee (which notice need not be joined in or confirmed by the pledging Noteholder), and until such Redirection Notice is withdrawn or rescinded by such Note Pledgee, Note Pledgee shall be entitled to receive any payments that any Noteholder or Servicer would otherwise be obligated to pay to the pledging Noteholder from time to time pursuant to this Agreement or any Servicing Agreement. Any pledging Noteholder hereby unconditionally and absolutely releases each other Noteholder and any Servicer from any liability to the pledging Noteholder on account of any Noteholder’s or Servicer’s compliance with any Redirection Notice believed by any Servicer or any such other Noteholder to have been delivered by a Note Pledgee. Note Pledgee shall be permitted to exercise fully its rights and remedies against the pledging Noteholder to such Note Pledgee (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law and this

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Agreement. In such event, the Noteholders and any Servicer shall recognize such Note Pledgee (and any transferee other than the Mortgage Loan Borrower or any Affiliate thereof which is also a Qualified Institutional Lender at any foreclosure or similar sale held by such Note Pledgee or any transfer in lieu of foreclosure), and its successor and assigns, as the successor to the pledging Noteholder’s rights, remedies and obligations under this Agreement, and any such Note Pledgee or Qualified Institutional Lender shall assume in writing the obligations of the pledging Noteholder hereunder accruing from and after such Transfer (i.e., realization upon the collateral by such Note Pledgee) and agrees to be bound by the terms and provisions of this Agreement. The rights of a Note Pledgee under this Section 14(e) shall remain effective as to any Noteholder (and any Servicer) unless and until such Note Pledgee shall have notified any such Noteholder (and any Servicer, as applicable) in writing that its interest in the pledged Note has terminated.

(f)    Notwithstanding any provisions herein to the contrary, if a conduit (“Conduit”) which is not a Qualified Institutional Lender provides financing to a Noteholder then such Noteholder shall have the right to grant a security interest in its Note to such Conduit notwithstanding that such Conduit is not a Qualified Institutional Lender, if the following conditions are satisfied:

(i)                         The loan (the “Conduit Inventory Loan”) made by the Conduit to such Noteholder to finance the acquisition and holding of its Note will require a third party (the “Conduit Credit Enhancer”) to provide credit enhancement;

(ii)                      The Conduit Credit Enhancer and conduit manager (if Moody’s rates the Securitization) will be a Qualified Institutional Lender;

(iii)                   Such Noteholder will pledge (or sell, transfer or assign as part of a repurchase facility) its interest in the applicable Note to the Conduit as collateral for the Conduit Inventory Loan;

(iv)                  The Conduit Credit Enhancer and the Conduit will agree that, if such Noteholder defaults under the Conduit Inventory Loan, or if the Conduit is unable to refinance its outstanding commercial paper even if there is no default by such Noteholder, the Conduit Credit Enhancer will purchase the Conduit Inventory Loan from the Conduit, and the Conduit will assign the pledge of such Noteholder’s Note to the Conduit Credit Enhancer; and

(v)                     Unless the Conduit is in fact then a Qualified Institutional Lender, the Conduit will not, without obtaining the consent of each other Noteholder, have any greater right to acquire the interests in the Note pledged by such Noteholder, by foreclosure or otherwise, than would any other purchaser that is not a Qualified Institutional Lender at a foreclosure sale conducted by a Note Pledgee.

Section 15.            Registration of Transfer. In connection with any Transfer of a Note (but excluding (x) any participant and (y) any Note Pledgee unless and until it realizes on its Pledge), a transferee shall execute an assignment and assumption agreement whereby such transferee assumes all of the obligations of the applicable Noteholder hereunder with respect to such Note thereafter accruing and agrees to be bound by the terms of this Agreement, including

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the restriction on Transfers set forth in Section 14, from and after the date of such assignment. Notwithstanding the preceding sentence, a Trustee shall not be required to execute an assignment and assumption agreement in connection with any Transfer of a Note if the obligations are assumed pursuant to the Servicing Agreement. In connection with a Transfer of a Note, the Agent shall not recognize any attempted or purported transfer of any Note in violation of the provisions of Section 14 and this Section 15. Any such purported transfer shall be absolutely null and void and shall vest no rights in the purported transferee. Each Noteholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Agent and any other Noteholder against any liability that may result if the transfer is not made in accordance with the provisions of this Agreement. Upon a Securitization of the Lead Securitization Note, the Certificate Administrator shall automatically become and be the Agent.

Section 16.            Registration of the Notes. The Agent shall keep or cause to be kept at the Agent Office books (the “Note Register”) for the registration and transfer of the Notes. The Agent shall serve as the initial Note registrar and the Agent hereby accepts such appointment. The names and addresses of the holders of the Notes and the names and addresses of any transferee of any Note of which the Agent has received notice, in the form of a copy of the assignment and assumption agreement referred to in Section 15, and the principal amounts (and stated interest) of the Note owing to each such Noteholder, shall be registered in the Note Register. The Person in whose name a Note is so registered shall be deemed and treated as the sole owner and holder thereof for all purposes of this Agreement, except in the case of the Initial Noteholders who may hold their Notes through a nominee. Upon request of a Noteholder, the Agent shall provide such party with the names and addresses of the Noteholders. To the extent another party is appointed as Agent hereunder, the Noteholders hereby designate such person as its agent under this Section 16 solely for purposes of maintaining the Note Register. The parties intend for the Notes to be in registered form for federal income tax purposes under Section 5f.103-1(c) of the United States Treasury Regulations.

Section 17.            Statement of Intent. The Agent and each Noteholder intend that the Notes be classified, and the arrangement hereby be maintained, in a manner consistent with rules applicable to a grantor trust under subpart E, part I of subchapter J of chapter 1 of the Code that is a fixed investment trust within the meaning of Treasury Regulation §301.7701-4(c), and the parties will not take any action inconsistent with such classification. It is neither the purpose nor the intent of this Agreement to create a partnership, joint venture, “taxable mortgage pool” or association taxable as a corporation among the parties.

Section 18.            No Pledge. This Agreement shall not be deemed to represent a pledge of any interest in the Mortgage Loan by the Noteholders. Except as otherwise provided in this Agreement and the Servicing Agreement, no Non-Lead Noteholder shall have any interest in any property taken as security for the Mortgage Loan, provided, however, that if any such property or the proceeds of any sale, lease or other disposition thereof shall be received, then each Non-Lead Noteholder shall be entitled to receive its share of such application in accordance with the terms of this Agreement and/or the Servicing Agreement.

Section 19.            Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR

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THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 20.            Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)   SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b)   CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)   AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH A PARTY HEREIN SHALL HAVE BEEN NOTIFIED; AND

(d)   AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Section 21.            Modifications; Amendment. This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by each Noteholder (other than as set forth in Section 32). Additionally, for as long as any Note is contained in a Securitization Trust, the Noteholders shall not amend or modify this Agreement without first receiving a Rating Agency Confirmation; provided that no such confirmation from the Rating Agencies shall be required in connection with a modification or amendment (i) to cure any ambiguity, to correct or supplement any provisions herein that may be defective or inconsistent with any other provisions herein or with the Servicing Agreement, (ii) entered into pursuant to Section 32 of this Agreement or (iii) to correct or supplement any provision herein that may be defective or inconsistent with any other provisions of this Agreement.

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Section 22.            Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as provided herein, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto. Subject to Section 14, each Noteholder may assign or delegate its rights or obligations under this Agreement. Upon any such assignment, the assignee shall be entitled to all rights and benefits of the applicable Noteholder hereunder, including, without limitation, the right to make further assignments and grant additional Notes.

Section 23.            Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

Section 24.            Captions. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

Section 25.            Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 26.            Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter contained in this Agreement and supersedes all prior agreements, understandings and negotiations between the parties.

Section 27.            Custody of Mortgage Loan Documents. The originals of all of the Mortgage Loan Documents (other than the Notes) will be held by the Lead Securitization Noteholder (or a custodian acting on behalf of the Lead Securitization Noteholder) who shall act as secured party under the Mortgage Loan Documents on behalf of the registered holders of the Notes. Notwithstanding anything to the contrary in this Agreement, upon the Lead Securitization, the originals of all of the Mortgage Loan Documents (other than the Notes) shall be held by the Custodian. Each Note shall be held by the respective Noteholder or a custodian appointed by such Noteholder.

Section 28.            Notices. All notices required hereunder shall be given by (i) writing and personally delivered, (ii) sent by facsimile transmission (during business hours) if a party has provided a facsimile number, (iii) reputable overnight delivery service (charges prepaid), (iv) sent by electronic mail containing language requesting the recipient to confirm receipt thereof if a party has provided an electronic mail address and only if such electronic mail is promptly followed by a written notice or (v) certified United States mail, postage prepaid return receipt requested, and addressed to the respective parties at their addresses set forth on Exhibit B hereto, or at such other

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address as any party shall hereafter inform the other party by written notice given as aforesaid. All written notices so given shall be deemed effective upon receipt.

All notices and reports (including, without limitation, Asset Status Reports) required to be delivered hereunder by the Lead Securitization Noteholder (or any Servicer on its behalf) to the Controlling Noteholder shall also be delivered by the applicable party to each other Noteholder.

Section 29.            Broker. Each Noteholder represents to each other Noteholder that no broker was responsible for bringing about this transaction.

Section 30.            Certain Matters Affecting the Agent.

(a)   The Noteholders hereby appoint the Agent to act on their behalf, and the Agent shall act on behalf of the Noteholders;

(b)   The Agent may request and/or rely upon and shall be protected in acting or refraining from acting upon any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 15;

(c)   The Agent may consult with counsel and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

(d)   The Agent shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders pursuant to the provisions of this Agreement, unless it has received indemnity reasonably satisfactory to it;

(e)   The Agent or any of its directors, officers, employees, Affiliates, agents or “control” persons within the meaning of the Securities Act, shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Agent to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(f)    The Agent shall not be bound to make any investigation into the facts or matters stated in any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 15; and

(g)   The Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of its obligations hereunder.

Section 31.            Termination of Agent. The Agent may be terminated at any time upon ten (10) days prior written notice from the Lead Securitization Noteholder. In the event that the Agent is terminated pursuant to this Section 31, all of its rights and obligations under this Agreement shall be terminated, other than any rights or obligations that accrued prior to the date of such termination.

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The Agent may resign at any time upon notice, so long as a successor Agent, reasonably satisfactory to the Noteholders, has agreed to be bound by this Agreement and perform the duties of the Agent hereunder. GSBI, as Initial Agent, may transfer its rights and obligations to a Servicer, as successor Agent, at any time without the consent of any Noteholder. GSBI, as Initial Agent, shall promptly and diligently attempt to cause such Servicer to act as successor Agent, and, if such Servicer declines to act in such capacity, shall promptly and diligently attempt to cause a similar servicer to act as successor Agent. Notwithstanding the foregoing, the Noteholders hereby agree that, simultaneously with the closing of the Lead Securitization, the Certificate Administrator shall be deemed to have been automatically appointed as the successor Agent under this Agreement in place of the Initial Agent or any successor thereto prior to such Securitization without any further notice or other action. The termination or resignation of the Certificate Administrator, as Certificate Administrator under the Servicing Agreement, shall be deemed a termination or resignation of such Certificate Administrator as Agent under this Agreement.

Section 32.            Resizing. Each Noteholder agrees that if a Noteholder determines that it is advantageous to resize its Note that is not included in a Securitization (the “Owned Note”) by causing the Mortgage Loan Borrower to execute amended and restated or additional pari passu notes (in either case, “New Notes”) reallocating the principal of such Owned Note to such New Notes, each Noteholder other than the resizing Noteholder shall cooperate with the resizing Noteholder to effect such resizing at such resizing Noteholder’s expense; provided that (i) the aggregate principal balance of all outstanding New Notes following the creation thereof is no greater than the principal balance of such Owned Note immediately prior to the creation of the New Notes, (ii) the weighted average Interest Rate of all outstanding New Notes following the creation thereof is the same as the Interest Rate of such Owned Note immediately prior to the creation of the New Notes, and (iii) no such resizing shall (x) change the interest allocable to, or the amount of any payments due to, any other Noteholder, or priority of such payments, or (y) increase any other Noteholder’s obligations or decrease any other Noteholder’s rights, remedies or protections. In connection with any resizing of an Owned Note, the related Noteholder may allocate its rights hereunder among the New Notes in any manner in its sole discretion. Each New Note shall constitute a “Note” hereunder without any further act or deed. In connection with the foregoing (provided the conditions set forth in (i) through (iii) above are satisfied, as certified by the applicable resizing Noteholder, on which certification the Master Servicer can rely), the Master Servicer is hereby authorized and directed to execute amendments to the Mortgage Loan Documents and this Agreement on behalf of any or all of the Noteholders, as applicable, solely for the purpose of reflecting such reallocation of principal (which may include the amendment or addition of applicable defined terms to reflect the New Notes) or such severing of such Owned Note; provided, however, that for the avoidance of doubt, (i) no such amendment to the Mortgage Loan Documents and this Agreement may require the Master Servicer to violate the Servicing Standard, and the delivery of such certification by the resizing Noteholder will constitute satisfaction of the Servicing Standard, and (ii) the parties hereto agree and acknowledge that a modification or amendment to this Agreement shall not be required in connection with the exercise of any rights under this Section 32. If an Owned Note is severed into “component” notes, such component notes shall each have the same rights as the related Owned Note. If the Controlling Note is involved in any resizing contemplated by this Section 32, the applicable Noteholder shall be entitled to designate any one of the related New Notes as the Controlling Note, and the definitions of “Controlling Note” and “Controlling Noteholder” shall be deemed to have been

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revised accordingly. Any New Note that is created in a resizing contemplated by this Section 32 and is not the Controlling Note shall be deemed to be a Non-Controlling Note under this Agreement, the definitions of “Non-Controlling Note” and “Non-Controlling Noteholder” shall be deemed to have been revised accordingly to include such New Notes, and the applicable Noteholders of such Non-Controlling Notes shall have the same rights and responsibilities as all other Non-Controlling Noteholders. For the avoidance of doubt, Rating Agency Confirmation shall not be required for any amendments to this Agreement required to facilitate the terms of this Section 32.

Section 33.            Conflict. To the extent of any inconsistency between the Servicing Agreement, on one hand, and this Agreement, on the other, this Agreement shall control.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Initial Noteholders have caused this Agreement to be duly executed as of the day and year first above written.

GOLDMAN SACHS BANK USA, as Initial
Note A-1 Holder and Initial Agent

By:	/s/ Justin Peterson
Name: Justin Peterson
Title: Authorized Signatory

GOLDMAN SACHS BANK USA, as Initial
Note A-2 Holder

By:	/s/ Justin Peterson
Name: Justin Peterson
Title: Authorized Signatory

GOLDMAN SACHS BANK USA, as Initial
Note A-3 Holder

By:	/s/ Justin Peterson
Name: Justin Peterson
Title: Authorized Signatory

GOLDMAN SACHS BANK USA, as Initial
Note A-4 Holder

By:	/s/ Justin Peterson
Name: Justin Peterson
Title: Authorized Signatory
Signature Page to Agreement Between Noteholders (HP Plaza)

EXHIBIT A

MORTGAGE LOAN SCHEDULE

A.       Description of Mortgage Loan:

Mortgage Loan Agreement:	Loan Agreement, dated as of May 14, 2026, between HP Plaza SPV, LLC, as borrower, and Goldman Sachs Bank USA, as lender.
Mortgage Loan Borrower:	HP Plaza SPV, LLC
Date of the Mortgage Loan:	May 14, 2026
Initial Principal Amount of Mortgage Loan:	$87,000,000
Location of Mortgaged Property:	Spring, Texas
Stated Maturity Date:	Payment Date in June 2031

B.       Description of Note Interests: Each Note shall have the initial Principal Balance, Percentage Interest and initial rate of interest set forth in the table below.

Note Designation	Initial Interest Rate	Percentage Interest	Original Principal Balance
Note A-1	7.010%	54.0%	$47,000,000
Note A-2	7.010%	23.0%	$20,000,000
Note A-3	7.010%	11.5%	$10,000,000
Note A-4	7.010%	11.5%	$10,000,000

A-1

EXHIBIT B

Initial Note A-1 Holder, Initial Note A-2, Initial Note A-3 and Initial Note A-4 Holder:

Goldman Sachs Bank USA
200 West Street
New York, New York 10282
Attention: Scott Epperson
Email: scott.epperson@gs.com and gs-refgsecuritization@gs.com with a copy to:

Goldman Sachs Bank USA

200 West Street
New York, New York 10282
Attention: Structured Finance Legal (REFG)
Email: gs-refglegal@gs.com

and:

Cadwalader, Wickersham & Taft LLP

200 Liberty Street

New York, New York 10281

Attention: Lisa Pauquette, Esq.

Facsimile No.: (212) 504-6666

E-mail: lisa.pauquette@cwt.com

B-1

EXHIBIT C

PERMITTED FUND MANAGERS

1.	Westbrook Partners
2.	DLJ Real Estate Capital Partners
3.	iStar Financial Inc.
4.	Capital Trust, Inc.
5.	Lend-Lease Real Estate Investments
6.	Archon Capital, L.P.
7.	Whitehall Street Real Estate Fund, L.P.
8.	The Blackstone Group International Ltd.
9.	Apollo Real Estate Advisors
10.	Colony Capital, Inc.
11.	Praedium Group
12.	J.E. Roberts Companies
13.	Fortress Investment Group, LLC
14.	Lonestar Opportunity Fund
15.	Clarion Partners
16.	Walton Street Capital, LLC
17.	Starwood Financial Trust
18.	BlackRock, Inc.
19.	Rialto Capital Management, LLC
20.	Raith Capital Partners, LLC
21.	Rialto Capital Advisors, LLC
22.	Teachers Insurance and Annuity Association of America
23.	Principal Real Estate Investors, LLC
24.	Metropolitan Life Insurance Company
25.	New York Life Insurance Company

C-1